                                                                   EXHIBIT 5(a)
                                                                   ------------



NEW ISSUE -- BOOK-ENTRY ONLY


                                   $40,890,000
                    Guadalupe-Blanco River Authority (Texas)
                    Pollution Control Revenue Refunding Bonds
                    (Central Power and Light Company Project)
                                   Series 1995

Interest to Accrue from Date of Issuance                 Due:  November 1, 2015

          The Bonds are limited obligations of the Issuer and do not constitute an indebtedness or a charge against the general credit or taxing powers of the Issuer or the State of Texas. The Bonds are payable solely from, and secured by a pledge of, the revenues to be received by the Issuer under an Installment Payment Agreement from

                         Central Power and Light Company

          Initially, the Bonds will bear interest in the Daily Mode. The Bonds may subsequently be converted to the Weekly Mode for Rate Periods of seven days, the Flexible Mode for Rate Periods of any duration up to 270 days, the Monthly Mode for Rate Periods of 30 days, the Quarterly Mode for Rate Periods of 90 days, the Semiannual Mode for Rate Periods of 180 days, the Multiannual Mode for Rate Periods of one year or any integral multiple thereof or the Fixed Rate Mode for a Rate Period from the date of conversion to the Maturity Date of the Bonds. The Daily Mode, Weekly Mode, Monthly Mode, Quarterly Mode and Semiannual Mode are referred to herein as the "Short Term Modes." Subject to certain conditions described herein, the Bonds may be converted in whole or in part, from time to time, from any Mode then in effect (other than a Fixed Rate Mode) to any Flexible Mode, Short Term Mode, Multiannual Mode or Fixed Rate Mode. THIS OFFICIAL STATEMENT DESCRIBES THE TERMS AND CONDITIONS OF THE BONDS ONLY WHILE IN A FLEXIBLE MODE OR A SHORT TERM MODE.

          Payment of the principal and interest on the Bonds when due, and payment of the Purchase Price of the Bonds upon optional or mandatory tender, are payable from moneys drawn by the Trustee on an irrevocable, direct pay letter of credit issued by

                               ABN AMRO Bank N.V.

          The Remarketing Agent for the Bonds will be Morgan Stanley & Co. Incorporated.

          The Bonds will be delivered as fully registered bonds without coupons in denominations of $100,000 or any integral multiple of $1,000 in excess thereof in the Flexible Mode, denominations of $100,000 or any integral multiple thereof in the Daily Mode or the Weekly Mode and denominations of $5,000 or any integral multiple thereof in the Monthly Mode, Quarterly Mode, Semiannual Mode, Multiannual Mode or Fixed Rate Mode. Bonds will be initially registered in the name of Cede & Co., as registered owner and nominee for The Depository Trust Company, New York, New York ("DTC"). DTC will act as securities depository for the Bonds. Bonds will be delivered only in book-entry form and, except under the limited circumstances described herein, beneficial owners of such Bonds will not receive certificates representing their ownership interests. Principal of, premium, if any, interest on, and the Purchase Price for, the Bonds, will be paid in the manner described herein. So long as DTC or its nominee is the registered owner of the Bonds, payments of principal, interest and premium, if any, and the Purchase Price, will be made through DTC and its Participants and disbursements of such payments to beneficial owners will be the responsibility of such Participants. See "BOOK-ENTRY ONLY SYSTEM" herein.

          The Bonds are subject to optional redemption and mandatory tender prior to maturity, and while in a Short Term Mode to optional tender, all as described herein.

                            ------------------------
                                   Price 100%
                            ------------------------

          In the opinion of Bond Counsel, interest on the Bonds will be excludable from gross income for federal income tax purposes under existing statutes, regulations, rulings and court decisions, except as explained under "TAX MATTERS" herein, and will not be treated as a preference item in calculating the alternative minimum tax imposed on individuals and corporations. For further information, see "TAX MATTERS".

          The Bonds are offered, subject to prior sale, when, as and if issued by the Issuer and accepted by the Underwriter, subject to the approval of legality by the Attorney General of the State of Texas and McCall, Parkhurst & Horton L.L.P., Bond Counsel, the approval of certain other legal matters by Sidley & Austin, counsel for the Underwriter, and certain other conditions.
It is expected that the Bonds will be available to DTC on or about November 2, 1995.

                            ------------------------
                              MORGAN STANLEY & CO.
                                  Incorporated


Dated:  November 2, 1995

          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE BONDS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


          No dealer, salesman or any other person is authorized to give any information or to make any representation not contained in this Official Statement, and any information not contained herein must not be relied upon as having been authorized by Guadalupe-Blanco River Authority, Central Power and Light Company or the Underwriter. This Official Statement does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Bonds, by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.

          Neither the delivery of this Official Statement nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Guadalupe-Blanco River Authority, Central Power and Light Company or ABN AMRO Bank N.V. since the date hereof.

                            ------------------------

                                TABLE OF CONTENTS
                                                                           Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
THE ISSUER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
THE FACILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
THE BONDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
BOOK-ENTRY ONLY SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
THE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
THE INDENTURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
THE LETTER OF CREDIT AND THE LETTER OF CREDIT AGREEMENT. . . . . . . . . . . 29
TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
CONTINUING DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

APPENDIX A - CENTRAL POWER AND LIGHT COMPANY . . . . . . . . . . . . . . . .A-1
APPENDIX B - ABN AMRO BANK N.V.. . . . . . . . . . . . . . . . . . . . . . .B-1
APPENDIX C - CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .C-1
APPENDIX D - FORM OF OPINION OF BOND COUNSEL . . . . . . . . . . . . . . . .D-1

                                   $40,890,000
                    GUADALUPE-BLANCO RIVER AUTHORITY (TEXAS)
                    POLLUTION CONTROL REVENUE REFUNDING BONDS
                    (Central Power and Light Company Project)
                                   Series 1995
                              Due November 1, 2015

                            ------------------------


                                  INTRODUCTION

          This Official Statement is provided to furnish information regarding the issuance by Guadalupe-Blanco River Authority, a governmental agency and body politic and corporate of the State of Texas (the "Issuer"), of its Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995 (the "Bonds") in the aggregate principal amount of up to $40,890,000.

          The issuance and sale of the Bonds has been authorized by a Resolution adopted by the Issuer on October 18, 1995 (the "Resolution") and will be issued pursuant to an Indenture of Trust to be dated as of October 1, 1995 (the "Indenture") between the Issuer and The Bank of New York, as trustee (the "Trustee").

          The proceeds of the Bonds will be used to refund (i) $33,465,000 of the Issuer's outstanding 6% Pollution Control Revenue Bonds, 1977 Series (Central Power and Light Company Project) (the "Series 1977 Bonds") and (ii) $7,425,000 of the Port of Corpus Christi Authority of Nueces County, Texas (formerly Nueces County Navigation District No. 1) (the "Port") outstanding 7-1/8% Environmental Improvement Revenue Bonds (Central Power and Light Company Facilities) Series 1974, Issue A (the "Series 1974A Bonds" and, together with the Series 1977 Bonds, the "Prior Bonds"). The Series 1974A Bonds were originally issued to provide funds for the acquisition, construction and improvement of certain pollution control facilities (the "Davis Facilities") at the Barney M. Davis Power Station (the "Davis Power Station") which is owned and operated by Central Power and Light Company, a Texas business corporation (the "Company"), and located in Corpus Christi, Texas. The Series 1977 Bonds were originally issued to provide funds for the acquisition, construction and improvement of certain pollution control facilities (the "Coleto Facilities" and, together with the Davis Facilities, the "Facilities") at the Coleto Creek generating plant (the "Coleto Plant" and, together with the Davis Power Station, the "Plants") which is owned and operated by the Company and located in Goliad County, Texas.

          Pursuant to an Installment Payment Agreement dated as of October 1, 1995 (the "Agreement") between the Issuer and the Company, the Company will be obligated to make payments at such times and in such amounts as shall be required to pay, when due, the principal of, premium, if any, interest on, and Purchase Price for, the Bonds. The payments will be made directly to the Trustee. Neither the Facilities nor the Plants constitute security for the Bonds, which will be secured only by the assignment and pledge of the Agreement, the moneys deposited or required to be deposited under the Indenture (other than moneys deposited to the Rebate Fund and the Bond Purchase Fund), and the Company's absolute unconditional obligation to make payments thereunder.

          The Purchase Price and principal of and interest on the Bonds will also be payable from moneys drawn by the Trustee on an irrevocable direct pay letter of credit issued with respect to the Bonds (the "Letter of Credit") by ABN AMRO Bank N.V. (the "Letter of Credit Bank"), in the initial aggregate stated amount of $43,411,550, pursuant to the terms of the Letter of Credit Agreement, dated as of October 1, 1995 (the "Letter of Credit Agreement") by and between the Company and the Letter of Credit Bank.

          The Bonds will mature on November 1, 2015. The Bonds will be dated October 1, 1995, but will initially bear interest from the date of issuance thereof at a Daily Rate, subject to conversion in certain circumstances as described under "THE BONDS Conversion Between Modes." Interest on the Bonds in the Flexible Mode or a Short Term Mode will be computed as described under the caption "THE BONDSDetermination of Interest Rates."

          Purchases of beneficial interests in the Bonds may be made, during a Flexible Mode, only in the denominations of $100,000 or any integral multiple of $1,000 in excess of $100,000, during a Daily or Weekly Mode, only in the denominations of $100,000 or any integral multiple thereof; provided that if the principal amount of the Bonds in the Daily Mode or Weekly Mode, as the case may be, is not divisible by $100,000, then the remainder of such principal amount shall be added to another Bond in the same Mode that is in a principal amount of $100,000 or any integral multiple thereof, and during a Monthly, Quarterly or Semiannual Mode, only in the denominations of $5,000 or any integral multiple thereof. The Bonds will be subject to optional and mandatory redemption prior to maturity, as described under the caption "THE BONDS Redemption Prior to Maturity."

          There follows in this Official Statement brief descriptions of the Issuer, the Facilities, the Use of Proceeds, the Bonds, the Agreement, the Indenture and the Letter of Credit. This Official Statement describes the Bonds only while they are in the Flexible Mode or a Short Term Mode (i.e., a Daily, Weekly, Monthly, Quarterly or Semiannual Mode). The descriptions herein of the Agreement, the Indenture, the Letter of Credit and the Letter of Credit Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, and the descriptions herein of the Bonds are qualified in their entirety by reference to the forms thereof and the information with respect thereto included in the Indenture. See "MISCELLANEOUS" herein for information with respect to obtaining copies of such documents. Appendix A to this Official Statement has been furnished by, and contains information concerning, the Company, including certain financial statements and other information incorporated therein by reference. Appendix B to this Official Statement has been furnished by, and contains information concerning, the Letter of Credit Bank. Terms not defined herein have the meanings set forth in the Agreement, the Indenture, the Letter of Credit, the Letter of Credit Agreement, or in Appendix C to this Official Statement.


                                   THE ISSUER

          Guadalupe-Blanco River Authority is a political subdivision of the State of Texas created under a series of acts formerly compiled as Article 8280-106, Vernon's Annotated Texas Civil Statutes, as amended, as a conservation and reclamation district comprising all of Hays, Comal, Guadalupe, Caldwell, Gonzales, De Witt, Victoria, Kendall, Refugio and Calhoun Counties in the State of Texas.

          The Issuer is authorized by the Acts to issue its revenue bonds to finance the acquisition, construction, and improvement of water and air pollution control facilities, to refund its own bonds, and to issue bonds to refund any obligations issued in connection with an "eligible project," which is defined to include the carrying out of any purpose or function for which the Issuer may issue bonds.

                                 THE FACILITIES

          The Facilities consist of various systems which are designed for the abatement and control of pollution and the treatment and disposal of sewage and solid waste resulting from the operation of the Plants. The Davis Facilities consist of a 1,100-acre cooling pond, a sewage treatment plant and a 16-acre chemical waste evaporation pond. The Coleto Facilities consist of a 190 acre primary ash pond, a 10 acre secondary ash settling pond, a sewage treatment plant, a precipitator or fly ash handling system and a 100 acre chemical waste evaporation pond.

                                 USE OF PROCEEDS

          The Bonds are being issued by the Issuer for the purpose of providing funds for the redemption of all outstanding Prior Bonds. The proceeds to be received by the Issuer from the issuance and sale of the Bonds will be (i) deposited into a separate account within the debt service fund with respect to the Series 1974A Bonds maintained by NationsBank of Tennessee, N.A. (successor to Commerce Union Bank, Nashville, Tennessee) ("NationsBank"), pursuant to an Indenture of Trust dated as of June 1, 1974 between the Port and NationsBank and (ii) deposited into a separate account within the debt service fund with respect to the Series 1977 Bonds maintained by Texas Commerce Bank National Association (successor to Corpus Christi National Bank) ("Texas Commerce Bank"), pursuant to an Indenture of Trust dated as of November 1, 1977 between the Issuer and Texas Commerce Bank. The Company will provide any additional funds required to redeem all of the Prior Bonds from either internally generated funds or short-term borrowings. Contemporaneously with the refunding of the Prior Bonds, but not with the proceeds of the offering of the Bonds, the Company intends to redeem $770,000 of the Issuer's outstanding 6% Pollution Control Revenue Bonds, 1977A Series (Central Power and Light Company Project) and $1,000,000 of the Port's outstanding 7-1/8% Environmental Improvement Revenue Bonds (Central Power and Light Company Facilities) Series 1974, Issue B.

                                    THE BONDS

General

          Definitions used in the forepart of this Official Statement and not defined herein shall have the meanings ascribed thereto in Appendix C hereto. The Bonds are being issued in fully registered form only in the aggregate amount set forth on the cover page hereof and will mature on November 1, 2015. Interest on the Bonds will be payable on each Interest Payment Date at the rates per annum determined as hereinafter described. Such interest rate may not exceed the Maximum Rate (i.e., a "net effective interest rate" as defined and calculated in accordance with the provisions of Article 717k-2, Vernon's Texas Civil Statutes) of 12% per annum. Interest on the Bonds during a Flexible Mode, Daily Mode, Weekly Mode or Monthly Mode will be computed on the basis of a 365 or 366-day year, as applicable for the number of days actually elapsed based on the calendar year in which such rate year commences; and interest on Bonds in a Quarterly Mode or Semiannual Mode will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

          The Bonds will initially be issued in the Daily Mode. With the exception of Bonds in the Fixed Rate Mode, all or any portion of the Bonds may be converted at the election of the Company to any authorized Mode or Modes (i.e., a Daily Mode, a Weekly Mode, a Monthly Mode, a Quarterly Mode, a Flexible Mode, a Semiannual Mode, a Multiannual Mode or a Fixed Rate Mode), all as described below. IF ANY BONDS ARE CONVERTED TO A MODE OTHER THAN A SHORT TERM MODE OR FLEXIBLE MODE, THE ISSUER AND THE COMPANY WILL PREPARE AN OFFICIAL STATEMENT WITH RESPECT TO SUCH BONDS DESCRIBING SUCH MODE AT THE TIME OF SUCH CONVERSION. THIS OFFICIAL STATEMENT DESCRIBES THE TERMS AND CONDITIONS OF THE BONDS ONLY WHILE IN A FLEXIBLE MODE OR A SHORT TERM MODE.

          Beneficial interests in the Bonds will initially be issued pursuant to a Book-Entry Only System (the "Book-Entry Only System") maintained by The Depository Trust Company, New York, New York ("DTC"), as described below under the caption "BOOK-ENTRY ONLY SYSTEM." Under the Indenture, the Issuer may appoint a successor securities depository to DTC. (DTC, together with any such successor securities depository, is hereinafter referred to as the "Securities Depository.") The holders of the Bonds have no right to a Book-Entry Only System for the Bonds. The following information is subject in its entirety to the provisions described below under the caption "BOOK-ENTRY ONLY SYSTEM" while the Bonds are in the Book-Entry Only System.

Form and Denomination of Bonds; Payments on the Bonds

          General

          The Bonds will be issued only as fully registered bonds, without coupons, in denominations of (i) $100,000 or any integral multiple of $1,000 in excess of $100,000 during a Flexible Mode, (ii) $100,000 or any integral multiple thereof during a Daily or Weekly Mode, provided that if the principal amount of Bonds in the Daily or Weekly Mode, as the case may be, is not evenly divisible by $100,000, then the remainder of such principal amount shall be added to another Bond in the same Mode that is in a principal amount of $100,000 or any integral multiple thereof and (iii) $5,000 or any integral multiple thereof during a Monthly, Quarterly or Semiannual Mode (each, an "Authorized Denomination", and collectively the "Authorized Denominations").

          The Bank of New York, the Trustee under the Indenture, has been appointed as Paying Agent (the "Paying Agent") under the Indenture. The Principal Office of the Paying Agent is located at 101 Barclay Street, 21st Floor, New York, New York 10286.

          The Bonds may be transferred (in Authorized Denominations) only upon surrender thereof at the Principal Office of the Trustee, accompanied by an assignment, duly executed by the Owner of such Bond or such Owner's attorney, in such form as shall be satisfactory to the Trustee. Upon the due presentation of any Bond for transfer and on request of the Trustee, the Issuer will execute in the name of the transferee, and the Trustee shall authenticate and deliver, a new fully registered Bond or Bonds of the same Mode, in an aggregate principal amount equal to the unmatured and unredeemed aggregate principal amount of such transferred fully registered Bond, and bearing interest at the same rate, and maturing on the same date, as such transferred Bond.

          The Bonds may be exchanged for an equal aggregate principal amount of Bonds of Authorized Denominations of the same Mode upon surrender of such Bonds at the Principal Office of the Trustee, as Bond Registrar for the Bonds located at 101 Barclay Street, 21st Floor, New York, New York 10286, together with a written instrument of transfer executed by the Registered Owner or the Owner's attorney in such form as shall be satisfactory to the Trustee.

          Neither the Issuer nor the Trustee shall be required to make any transfer or exchange of any Bond during the ten Business Days prior to the mailing of a notice of Bonds selected for redemption or, with respect to a Bond, after such Bond or any portion thereof has been selected for redemption. Registration of transfers and exchanges shall be made without charge to the Bondholders, except that any required taxes or other governmental charges shall be paid by the Bondholder requesting registration of transfer or exchange.

          Principal and Interest Payments

          The principal of and interest on the Bonds during a Flexible Mode is payable when due by wire or bank transfer of immediately available funds within the continental United States to the Registered Owner but only upon presentation and surrender of the Bonds at the Principal Office of the Paying Agent. The principal of the Bonds during a Short Term Mode is payable when due by wire or bank transfer of immediately available funds within the continental United States to the Registered Owner, but only upon presentation and surrender of the Bonds at the Principal Office of the Paying Agent. Interest on the Bonds during a Short Term Mode is payable when due in immediately available funds by wire or bank transfer within the continental United States from the Paying Agent to the Registered Owner, determined on the Record Date (as described below), at its address as shown on the registration books maintained by the Trustee as Bond Registrar.

          Interest Payment Dates

          The interest payment dates (the "Interest Payment Dates") for Bonds during a Flexible Mode will be the first day (which must be a Business Day) after an Interest Rate Period and the Maturity Date; for Bonds during a Daily, Weekly, or Monthly Mode, the first Business Day of each calendar month and the Maturity Date; for Bonds during a Quarterly Mode, each February 1, May 1, August 1 and November 1 and the Maturity Date; and for Bonds during a Semiannual Mode, each May 1 and November 1 and the Maturity Date.

          The Record Date for a Bond during a Flexible Mode will be the time of payment on the Interest Payment Date applicable to that Bond; for the Daily, Weekly, Monthly, Quarterly, or Semiannual Modes, the close of business of the Trustee on the Business Day preceding an Interest Payment Date applicable to that Bond.

Interest Rate Modes

          From and including the date of initial issuance and delivery, the Bonds will bear interest at the rate determined as the Daily Rate until converted in whole or in part to a different Mode permitted under the Indenture. The permitted Modes for the Bonds are the "Flexible Mode" for periods of from one to 180 days (unless the amount of interest coverage under the Letter of Credit is increased to allow interest periods up to 270 days as permitted by the Indenture), the "Daily Mode," the "Weekly Mode," the "Monthly Mode," the "Quarterly Mode," the "Semiannual Mode" and the "Multiannual Mode" for periods of one day, one week, one month, three months, six months or one year or integral multiples thereof, respectively, and the "Fixed Rate Mode" for the remaining term of the Bonds. The period during which a particular Mode is in effect is referred to as a "Rate Period" or an "Interest Rate Period." Except as otherwise provided in the Indenture, the interest rates in each Mode and the Rate Periods will be determined by Morgan Stanley & Co. Incorporated, appointed as the Remarketing Agent under the Indenture (the "Remarketing Agent"). The interest rate on the Bonds may not exceed the Maximum Rate. Except for Bonds bearing interest at a Fixed Rate, the Mode for all or a portion of the Bonds is subject to conversion (a "Conversion") to a different Mode from time to time at the election of the Company. Each determination by the Remarketing Agent of the interest rate and Rate Period applicable to the Bonds shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Bond Registrar, the Company, the Letter of Credit Bank and the Bondholders.

          Until converted to a different Mode, the Bonds during a Daily Mode will accrue interest at a Daily Rate from the first day of such Mode through the day next preceding the first Interest Payment Date applicable thereto and, thereafter, from an Interest Payment Date through the day next preceding the next Interest Payment Date; during a Weekly Mode will accrue interest at a Weekly Rate from the first day of such Mode through the day next preceding the first Interest Payment Date applicable thereto and, thereafter, from an Interest Payment Date through the day next preceding the next Interest Payment Date; during a Monthly Mode will accrue interest at a Monthly Rate from the first day of such Mode through the day next preceding the first Interest Payment Date applicable thereto and, thereafter, from an Interest Payment Date through the day next preceding the next Interest Payment Date; during a Quarterly Mode will accrue interest at a Quarterly Rate from the first day of such Mode through the next succeeding January 31st, April 30th, July 31st or October 31st; during a Semiannual Mode will accrue interest from the first day of such Mode through the next succeeding April 30th or October 31st; and Bonds during a Flexible Mode will accrue interest at the Flexible Rate from the most recent Interest Payment Date or the Effective Date, as applicable, until the last day of the Flexible Rate Period.

Determination of Interest Rates

          Flexible Mode

          The Flexible Rate for Bonds in the Flexible Mode shall be the rate of interest determined by the Remarketing Agent, for each Interest Rate Period, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, is necessary on and as of the Effective Date, to remarket each Bond having such Interest Rate Period (as determined by the Remarketing Agent) in a secondary market transaction at a price equal to the principal amount thereof, but not in excess of the Maximum Rate. The Remarketing Agent shall determine the initial Flexible Rate or Rates and Interest Rate Period or Periods on or before the date of conversion to the Flexible Mode. Thereafter, the Remarketing Agent shall redetermine the Flexible Rate for each Interest Rate Period and shall redetermine each Interest Rate Period. While any Bonds are in the Flexible Mode, such Bonds may have successive Interest Rate Periods and any Bond may bear interest at a rate and for a period different from any other Bond. The interest rate and the Interest Rate Period for each particular Bond in the Flexible Mode will be determined by the Remarketing Agent and will remain in effect from and including the Effective Date of the Interest Rate Period selected for that Bond by the Remarketing Agent through the last date thereof. The Remarketing Agent shall notify the Paying Agent of the Flexible Rate and Interest Rate Period by Electronic Notice not later than 1:00 p.m., New York City time, on the Effective Date.

          If the Remarketing Agent fails for any reason to determine the Flexible Rate or Rate Period for any Bond in the Flexible Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, such Bond will be deemed to be in a Rate Period ending on the next day which is immediately succeeded by a Business Day and the Flexible Rate will be equal to 100% of the rate for the Public Securities Association Municipal Swap Index as published by Municipal Market Data for seven day high-grade tax-exempt variable rate demand obligations on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate.

          In determining the Flexible Rate and remarketing Bonds in the Flexible Mode, the Remarketing Agent will (i) not offer Rate Periods greater than the lesser of 270 days or a period equal to the maximum number of days' interest coverage provided by the Letter of Credit minus five days (currently 180 days), (ii) not offer Rate Periods applicable to Bonds to be converted extending beyond the day preceding any scheduled Conversion of the Bonds to another Mode or the final maturity of the Bonds, and (iii) follow any written directions of the Company not inconsistent with the preceding.

          Daily Mode

          The Daily Rate shall be the rate of interest determined by the Remarketing Agent for each Interest Rate Period, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds in the Daily Mode at par plus accrued interest on and as of the Effective Date, but not in excess of the Maximum Rate. The Remarketing Agent shall determine the initial Daily Rate on or before the date of conversion to the Daily Mode. Thereafter, the Remarketing Agent shall redetermine the Daily Rate for each subsequent Interest Rate Period. When such Bond is in the Daily Mode, the Daily Rate in effect for each Interest Rate Period (the "Effective Rate" for such Period) shall be determined not later than the Effective Date and shall be effective from the Effective Date until the next succeeding Business Day. The Remarketing Agent shall notify the Paying Agent of the Daily Rate by Electronic Notice not later than 10:30 a.m., New York City time, on such Business Day.

          If the Remarketing Agent fails for any reason to determine the Daily Rate for any Bond in the Daily Mode (including a failure to determine the Daily Rate for a day that is not a Business Day), or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Daily Rate to take effect on such date will be the Daily Rate in effect on the day next preceding such date.

          Weekly Mode

          The Weekly Rate shall be the rate of interest determined by the Remarketing Agent for each Interest Rate Period, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds in the Weekly Mode at par plus accrued interest on and as of the Effective Date, but not in excess of the Maximum Rate. The Remarketing Agent shall determine the initial Weekly Rate on or before the date of issue in or conversion to the Weekly Mode. Thereafter, the Remarketing Agent shall redetermine the Weekly Rate for each subsequent Interest Rate Period. The Weekly Rate in effect for each Interest Rate Period shall be determined not later than the Effective Date which shall be a Wednesday unless the Effective Date is also a Conversion Date, in which case the Conversion Date will be the Effective Date. The Remarketing Agent shall notify the Paying Agent of the Weekly Rate by Electronic Notice not later than 10:00 a.m., New York City time, on the Effective Date.

          If the Remarketing Agent fails for any reason to determine the Weekly Rate for any Bond in the Weekly Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, such Bond shall be deemed to be in a Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day.

          Monthly Mode

          The Monthly Rate shall be the rate of interest determined by the Remarketing Agent for each Interest Rate Period, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds in the Monthly Mode at par plus accrued interest on and as of the Effective Date, but not in excess of the Maximum Rate. The Remarketing Agent shall determine the initial Monthly Rate on or before the date of conversion to the Monthly Mode, which Rate shall remain in effect as provided in the Indenture. Thereafter, the Remarketing Agent shall redetermine the Monthly Rate for each subsequent Interest Rate Period. The Monthly Rate in effect for each Interest Rate Period shall be determined not later than the Business Day next preceding the Effective Date which shall be the first Business Day of a month. Each Monthly Rate will remain in effect through the day preceding the first Business Day of the succeeding month. The Remarketing Agent shall notify the Paying Agent of the Monthly Rate by Electronic Notice not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Effective Date.

          If the Remarketing Agent fails for any reason to determine the Monthly Rate for any Bond in the Monthly Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, such Bond shall be deemed to be in a Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day.

          Quarterly Mode

          The Quarterly Rate shall be the rate of interest determined by the Remarketing Agent for each Interest Rate Period, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds in the Quarterly Mode at par plus accrued interest on and as of the Effective Date, but not in excess of the Maximum Rate. The Remarketing Agent shall determine the initial Quarterly Rate on or before the date of conversion to the Quarterly Mode. Thereafter, the Remarketing Agent shall redetermine the Quarterly Rate for each subsequent Interest Rate Period. The Quarterly Rate in effect for each Interest Rate Period shall be determined not later than the Business Day next preceding the Effective Date. The Remarketing Agent shall notify the Paying Agent of the Quarterly Rate by Electronic Notice not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Effective Date.

          If the Remarketing Agent fails for any reason to determine the Quarterly Rate for any Bond in the Quarterly Mode, or if for any reason such manner of determination is determined to be invalid or unenforceable, such Bond shall be deemed to be in a Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day.

          Semiannual Mode

          The Semiannual Rate shall be the rate of interest determined by the Remarketing Agent, for each Interest Rate Period, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds in the Semiannual Mode at par plus accrued interest on and as of the Effective Date, but not in excess of the Maximum Rate. The Remarketing Agent shall determine the initial Semiannual Rate on or before the date of conversion to the Semiannual Mode. Thereafter, the Remarketing Agent shall redetermine the Semiannual Rate for each subsequent Interest Rate Period. The Semiannual Rate in effect for each Interest Rate Period shall be determined not later than the Business Day next preceding the Effective Date. The Remarketing Agent shall notify the Paying Agent of the Semiannual Rate by Electronic Notice not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Effective Date.

          If the Remarketing Agent fails for any reason to determine the Semiannual Rate for any Bond in the Semiannual Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, such Bond shall be deemed to be in a Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day.

Conversion Between Modes

          So long as no Event of Default exists under the Indenture, the Mode for all or any portion of the Bonds (other than Bonds bearing interest at a Fixed Rate) is subject to Conversion at the election of the Company upon notice given as provided in the Indenture to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent, the Rating Agencies and upon not less than 15 days' notice to the Bondholders. All Conversions are subject to veto by the Issuer, which veto may not be unreasonably exercised. Such Bonds will be subject to mandatory tender on the proposed date of the Conversion, whether or not the Conversion occurs. If only a portion of the Bonds is to be converted to a new Mode and if Bonds are then in more than one Mode, the Mode from which such Bonds are to be converted will be selected by the Company and, within a Mode, the Bonds to be converted will be selected by the Paying Agent by lot from all of the Bonds in that Mode. No partial conversion of the Bonds to a new Mode shall be effective unless the Trustee receives a written consent from the Letter of Credit Bank to such conversion.

          Unless the Company has elected, after a mandatory tender of the Bonds, not to provide a Letter of Credit or other credit enhancement for the Bonds as permitted by the Indenture, no Conversion of Bonds to a new mode other than the Multiannual Mode or Fixed Rate Mode will become effective unless a Letter of Credit will be held by the Trustee after the Conversion Date which will cover the principal of and interest which will accrue on the Bonds for 275 days (or such fewer number of days as may be permitted by the Indenture as may be determined by the Company) in the case of a Conversion to a Flexible Mode, 35 days in the case of a Conversion to a Daily Mode, Weekly Mode or Monthly Mode, 95 days in the case of a Conversion to a Quarterly Mode, and 185 days in the case of a Conversion to a Semiannual Mode.

          Conversion from a Flexible Mode

          While a Bond is in the Flexible Mode, Conversion to any other Mode may take place only on the Interest Payment Date for that Bond upon fifteen
(15) days prior written notice from the Trustee to the Registered Owner of the Bond. Conversion of a Bond to another Mode is subject to certain conditions set forth in the Indenture. In the event that the conditions for a proposed Conversion to a new Mode are not met (i) such new Mode will not take effect on the proposed Conversion Date, notwithstanding any prior notice to the Bondholders of such Conversion and (ii) the Bond will remain in the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day.

          Conversion from a Short Term Mode

          While a Bond is in a Short Term Mode, Conversions to any other Mode may take place only on an Interest Payment Date for that Bond upon fifteen
(15) days prior written notice, if such Bond is in a Daily or Weekly Mode, or upon thirty (30) days prior written notice, if such Bond is in a Monthly, Quarterly or Semiannual Mode, from the Trustee to the Registered Owner of the Bond. Conversion of a Bond to another Mode is subject to certain conditions set forth in the Indenture. In the event that the conditions for a proposed Conversion to a new Mode are not met (i) such new Mode will not take effect on the proposed Conversion Date, notwithstanding any prior notice to the Bondowners of such Conversion; and (ii) the Bond will nonetheless automatically convert to the Flexible Mode with an Interest Rate Period ending on the next succeeding day which is immediately followed by a Business Day.

Purchases of Bonds

          Mandatory Tender

          Each Bond in the Flexible Mode will be subject to mandatory tender for purchase on each Interest Payment Date for that Bond, at a Purchase Price equal to the principal amount thereof, plus accrued interest to the date of such purchase. Each Bond in the Short Term Mode will be subject to mandatory tender for purchase on the date of Conversion or proposed Conversion from one Mode to another Mode.

          The Bonds are subject to mandatory tender for purchase on the Interest Payment Date next preceding the Expiration Date of the current Letter of Credit unless at least 25 days prior to such Interest Payment Date (or such shorter period as shall be acceptable to the Trustee) the Trustee has received written notice that the Letter of Credit has been extended and on any Interest Payment Date on which a Letter of Credit is replaced with an Alternate Letter of Credit pursuant to the Indenture, in each case at the Purchase Price.

          Optional Tender

          Each Owner of any Bond during a Short Term Mode may demand that its Bond (or portion thereof in Authorized Denominations) be purchased by the Paying Agent on any Purchase Date therefor, at a Purchase Price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date. To effect such purchase, an Owner must tender such Bond (i) during a Daily Mode, on any Business Day upon written notice, telephonic notice or Electronic Notice to the Paying Agent on the Purchase Date, (ii) during a Weekly Mode, on any Business Day upon written notice or Electronic Notice to the Paying Agent on a Business Day not fewer than seven days prior to the Purchase Date, or
(iii) during a Monthly Mode, Quarterly Mode or a Semiannual Mode, on any Interest Payment Date, which also must be an Effective Date of a Rate Period, upon written notice to the Paying Agent not less than fifteen days before the Purchase Date. All notices of tender of Bonds shall be made to the Paying Agent in writing or by Electronic Notice at its Principal Office in substantially the form as provided in the Form of Bondholder's Election Notice for Bonds Subject to Optional Tender attached to the Bond or such other form of notice satisfactory to the Paying Agent which sets forth the principal amount of Bonds to be purchased, the purchase date on which such Bonds shall be purchased, the name, address and taxpayer identification number of the Owner and the payment instructions for the Purchase Price.

          As long as the book-entry system is in effect, the Beneficial Owner of a Bond may demand purchase of the Bond by providing notice as provided above through such Beneficial Owner's DTC Participant (as defined below); provided such notice shall be given by 10:00 a.m., New York City time, on the date such notice is required to be given. If the book-entry system is not in effect, the Owner of the Bond may demand purchase of such Bond by providing notice to the Paying Agent as provided above and delivering the Bond to the Paying Agent at its Principal Office.

          Bonds will not be purchased as described in the preceding paragraphs if on the date fixed for purchase an acceleration of the principal of the Bonds shall have occurred and not have been annulled in accordance with the Indenture.

          Purchase Price

          The Purchase Price is to be paid on the Delivery Date, which will be the Purchase Date or any subsequent Business Day on which a Bond is delivered to the Paying Agent. The Purchase Price of Bonds will be paid only upon surrender of the Bond to the Paying Agent as provided in the Indenture. The Purchase Price of Bonds tendered for purchase is payable by wire or bank transfer within the continental United States in immediately available funds from the Paying Agent. If on any date the Bond is subject to mandatory tender for purchase or is required to be purchased at the election of the Registered Owner, payment of the Purchase Price of the Bonds to such Registered Owner is to be made on the Purchase Date if presentation and surrender of the Bond is made prior to 11:00 A.M., New York City time, on the Purchase Date or on such later Business Day upon which presentation and surrender of the Bond is made prior to 11:00 A.M., New York City time.

          The Purchase Price for Bonds during a Short Term Mode which are to be purchased pursuant to an optional tender for purchase in accordance with the Indenture shall include interest, if any, to the Purchase Date, provided that if the Purchase Date is an Interest Payment Date, accrued interest shall be paid separately and not as part of the Purchase Price on such date.

          Bonds Deemed Tendered

          All Bonds not delivered on the dates on which they are required to be purchased will, nevertheless, be deemed to be tendered on such Purchase Date. The Purchase Price of any Bond so purchased will be payable only upon surrender of such Bond to the Paying Agent at its Principal Office. From and after the Purchase Date each Bond tendered or so deemed to be tendered shall cease to bear interest and the former Owner thereof shall have no rights with respect thereto, other than the right to receive the Purchase Price thereof upon surrender of such Bond to the Paying Agent.

Redemption Prior to Maturity

          Optional Redemption

          Bonds in the Flexible Mode or any Short Term Mode will be subject to redemption prior to maturity at the option of the Issuer upon written direction of the Company delivered to the Trustee, in whole or in part (and if in part in an Authorized Denomination) on any Interest Payment Date applicable to that Bond at a redemption price equal to the principal amount thereof plus accrued interest thereon to the redemption date, without premium.

          Extraordinary Optional Redemption

          The Bonds are subject to redemption in whole on the next available Interest Payment Date for which notice of redemption can be given, at a redemption price equal to the aggregate principal amount of the Bonds Outstanding plus accrued interest thereon to the redemption date, without premium, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred within the preceding 270 days and that it intends to exercise its option to effect the redemption of the Bonds as a whole:

          (a) in the reasonable judgment of the Company, unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Company with respect to either of the Facilities or either of the Plants, including, without limitation, (i) the imposition of any income or other taxes not imposed on October 1, 1995 or (ii) the imposition of any ad valorem property or other taxes (other than ad valorem property or other taxes imposed on October 1, 1995 upon similarly assessed property within the same taxing jurisdiction);

          (b) either of the Facilities or either of the Plants shall have been damaged or destroyed to such extent that, in the opinion of the Company,
(i) within a period of six consecutive months following such damage or destruction, it is not practicable or desirable to rebuild, repair or restore the same, (ii) the Company will be thereby prevented from carrying on its normal operations of such Facility or such Plant for a period of six consecutive months or (iii) the cost of restoration would exceed by $1,500,000 or more the net proceeds of insurance thereon;

          (c) title to, or temporary use of, all or substantially all of either of the Facilities or either of the Plants shall have been taken under the exercise of the power of eminent domain;

          (d) changes in the economic availability of materials, labor, services, supplies (including fuel), equipment or other property, facilities or things necessary for the operation of either of the Facilities or either of the Plants shall have occurred, or technological, regulatory or other changes shall have occurred, which, in the opinion of the Company, render the continued operation of either of the Facilities or either of the Plants uneconomic;

          (e) any court or administrative body shall enter a judgment, order or decree requiring the Company to cease, or dispose of, all or any substantial part of its operations of either of the Facilities or either of the Plants to such extent that, in the opinion of the Company, it is or will be thereby prevented from carrying on its normal operations of such Facility or such Plant for a period of six or more consecutive months; or

          (f) as a result of any change in the Constitution of the State of Texas or the Constitution of the United States of America or of any legislative or administrative action (whether state or federal), or of any final decree, judgment or order of any court or administrative body (whether state or federal), the obligations of the Company under the Agreement shall have become unenforceable or impossible of performance in any material respect in accordance with the intent and purpose of the parties as expressed in the Agreement (as specified in the Indenture).

          Extraordinary Mandatory Redemption

          The Bonds are subject to mandatory redemption in whole or in part at any time if such partial redemption will preserve the exemption from federal income taxation of interest on the remaining Bonds Outstanding, at a redemption price equal to the principal amount thereof together with unpaid interest accrued to the date fixed for redemption, and without premium, if (a) a final decree or judgment of any federal court, in which the Company participates to the extent it deems sufficient, or (b) a final action by the Internal Revenue Service, in proceedings in which the Company participates to the extent it deems sufficient, determines that the interest paid or payable on any Bonds to other than, as provided in the Internal Revenue Code of 1986, as amended (the "Code"), a "substantial user" of the Facilities or a "related person" is or was includable in the gross income of the owner thereof for federal income tax purposes under the Code, as a result of the failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or the inaccuracy of any representation by the Company under the Agreement; provided, however, that no decree or judgment by any court or action by the Internal Revenue Service shall be considered final unless the Registered Owner involved in such proceeding or action (i) gives the Company and the Trustee prompt written notice of the commencement thereof and (ii) if the Company agrees to pay all expenses in connection therewith and to indemnify such Registered Owner against all liabilities in connection therewith, offers the Company the opportunity to control the defense thereof. Any such redemption shall be made on a date determined by the Trustee not more than 180 days after the date of such final decree, judgment or action. The Trustee shall give the Issuer and the Company not less than 45 days written notice of such date.

          Notice of Redemption

          Not less than thirty (30) days or more than sixty (60) days prior to any date fixed for redemption of Bonds, the Trustee shall give notice of any redemption by sending such notice by (i) first-class mail to the Owner of each Bond to be redeemed in whole or in part, (ii) by certified mail, return receipt requested, to DTC (so long as it owns all the Bonds), and upon request, to any person or entities which provide evidence acceptable to the Trustee that such person has a legal or beneficial interest in at least $1,000,000 in principal amount of the Bonds, and (iii) by certified mail, return receipt requested, or by overnight delivery, received by the registered depositories at least two (2) days prior to the general publication date for such redemption notices and to be received by at least two (2) of the national information services that disseminate bond redemption notices on or before the general mailing date for such notices; provided, however, that the failure to send, mail or receive such notice described above, or any defect therein or in the sending or mailing thereof, with respect to any Bond shall not affect the validity or effectiveness of the proceedings for the redemption of any other Bond. In addition, within sixty (60) days after the redemption date an additional redemption notice shall be sent to any Owner of the Bonds who has not surrendered Bonds for redemption during the thirty (30) day period following the redemption date and to any person or entities having legal or beneficial ownership interest in at least $1,000,000 in principal amount of such Bonds which have not been surrendered.

          All notices of redemption shall state (i) the redemption date, (ii) the redemption price, (iii) the identification, including complete designation (including series) and issue date of the Bonds and the CUSIP number, certificate number (and in the case of partial redemption, the respective principal amounts), interest rates and maturity dates of the Bonds to be redeemed, (iv) that on the redemption date the redemption price will become due and payable upon each such Bond, and that interest thereon shall cease to accrue from and after said date, and (v) the name and address of the Trustee and any Paying Agent for such Bonds, including the place where such Bonds are to be surrendered for payment of the redemption price therefor.

          Partial Redemption

          If fewer than all of the Bonds are called for redemption, the Company may designate the principal amount of Bonds in each Mode to be redeemed, and the Bonds to be redeemed in each Mode shall be selected by lot by the Trustee from among all the Bonds then Outstanding in such Mode. Each minimum increment of Authorized Denominations represented by any Bond shall be considered a separate Bond for purposes of selecting the Bonds to be redeemed. Bonds representing any unredeemed balance of the principal amount of the Bonds shall be issued to the Owner thereof without charge therefor.

Remarketing Agent

          Morgan Stanley & Co. Incorporated has been appointed as Remarketing Agent for the Bonds pursuant to a Remarketing Agreement dated as of October 1, 1995 (the "Remarketing Agreement"). The Remarketing Agreement may be terminated at any time by the Company upon fifteen (15) days' prior written notice to the Remarketing Agent. The Remarketing Agent may resign at any time upon thirty (30) days' prior written notice to the Company. The Principal Office of the Remarketing Agent is 1585 Broadway, New York, New York 10036.


                             BOOK-ENTRY ONLY SYSTEM

          The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the Bonds (the "Securities Depository"). The Bonds will be issued as fully-registered securities registered in the name of Cede & Co., as nominee for DTC. One fully-registered Bond certificate for Bonds of each Mode will be issued in the aggregate principal amount of the Bonds of that Mode and will be deposited with DTC.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC (such participants or the participants of any successor Securities Depository are herein referred to as "Participants" or "DTC Participants"). DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and the Participants are on file with the Securities and Exchange Commission.

          Purchases of beneficial ownership interests in the Bonds under the DTC system must be made by or through Participants, which will receive a credit for the Bonds on DTC's records. The ownership interest of each Beneficial Owner of a Bond is in turn to be recorded on the Participant's and Indirect Participants' records. Beneficial Owners will not receive written communication from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests of the Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the book-entry system for the Bonds is discontinued as described under the caption "Discontinuation of Book-Entry Only System."

          To facilitate subsequent transfers, all Bonds deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds. DTC's records reflect only the identity of the Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Notices of redemption of Bonds will be sent to Cede & Co. If less than all of the Bonds of a particular Mode are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant in Bonds of such Mode to be redeemed.

          Neither DTC nor Cede & Co. will consent or vote with respect to Bonds. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Issuer as soon as possible after the record date. The "Omnibus Proxy" assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Bonds are credited on the record date identified in a listing attached to the "Omnibus Proxy."

          Principal and interest payments on the Bonds will be made to DTC. DTC's practice is to credit DTC Participants' accounts on a payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on a payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participant and not of DTC, the Trustee, the Issuer, the Company, or the Letter of Credit Bank, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest to DTC is the responsibility of the Trustee. Disbursement of such payments to Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of the Participants and Indirect Participants.

          A Beneficial Owner must give notice to elect to have its Bonds bearing interest during a Short Term Mode purchased through its Participant to the Remarketing Agent, and must effect delivery of such Bonds by causing the Participant to transfer the Participant's interest in the Bonds, on DTC's records, to the Remarketing Agent. The requirement for physical delivery of Bonds in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Bonds are transferred by the Participant on DTC's records.

          DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Issuer. Under such circumstances, in the event that a successor securities depository is not obtained, Bond certificates are required to be printed and delivered as described herein under the caption "Discontinuation of Book-Entry Only System."

          The Issuer may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Bond certificates will be printed and delivered as described herein under the caption "Discontinuation of Book-Entry Only System."

          THE INFORMATION PROVIDED IMMEDIATELY ABOVE UNDER THIS CAPTION HAS BEEN PROVIDED BY DTC. NO REPRESENTATION IS MADE BY THE ISSUER, THE COMPANY, THE LETTER OF CREDIT BANK OR THE UNDERWRITER AS TO THE ACCURACY OR ADEQUACY OF SUCH INFORMATION PROVIDED BY DTC OR AS TO THE ABSENCE OF MATERIAL ADVERSE CHANGES IN SUCH INFORMATION SUBSEQUENT TO THE DATE HEREOF.

          For so long as the Bonds are registered in the name of DTC or its nominee, Cede & Co., the Issuer and the Trustee will recognize only DTC or its nominee, Cede & Co., as the Registered Owner of the Bonds for all purposes, including payments, notices (including notices of redemption or mandatory tender) and voting.

          Under the Indenture, payments made by the Trustee to DTC or its nominee shall satisfy the Issuer's obligations under the Indenture, the Company's obligations under the Agreement and the Letter of Credit Bank's obligation under the Letter of Credit to the extent of the payments so made.

          Neither the Issuer, the Company, the Letter of Credit Bank nor the Trustee shall have any responsibility or obligation with respect to:

              (i) the accuracy of the records of DTC, its nominee or any Participant or Indirect Participant with respect to any beneficial ownership interest in any Bonds;

              (ii) the delivery to any Participant or Indirect Participant or any other person, other than an owner, as shown in the bond register, of any notice with respect to any Bond including, without limitation, any notice of redemption, tender, purchase or any event which would or could give rise to a tender or purchase right or option with respect to any Bond;

              (iii) the payment to any Participant or Indirect Participant or any other person, other than an owner, as shown in the bond register, of any amount with respect to the principal of, premium, if any, or interest on, or the Purchase Price of, any Bond; or

              (iv)  any consent given by DTC as Registered Owner.

          Prior to any discontinuation of the Book-Entry Only System described above, the Issuer and the Trustee may treat DTC as, and deem DTC to be, the absolute owner of the Bonds for all purposes whatsoever, including, without limitation:

              (i) the payment of principal of, premium, if any, and interest on the Bonds;

              (ii) giving notices of redemption and other matters with respect to the Bonds;

              (iii)  registering transfers with respect to the Bonds; and

              (iv)  the selection of Bonds for redemption.

          While Bonds are in the Book-Entry Only System: (a) presentation of tendered bonds to the Paying Agent shall be deemed made when the right to exercise ownership rights in such tendered bonds through DTC or the Participant is transferred by DTC on its books; (b) Beneficial Owners of Bonds in a Short Term Mode must exercise their rights to optionally tender as described under the caption "THE BONDS--Purchases of Bonds--Optional Tender" by giving telephonic notice (confirmed in writing) or written notice to the Remarketing Agent, in lieu of notice by DTC (or by a Participant or Indirect Participant to DTC and, then, by DTC) to the Paying Agent. Further, the requirement for physical delivery of Bonds will be deemed satisfied when the right to exercise ownership rights in the Bonds through DTC is transferred by DTC on its books. Payments for the Purchase Price of tendered bonds will be made to DTC by wire transfer.

Discontinuation of Book-Entry Only System

          In the event that the Issuer determines to remove the Securities Depository, the Issuer will (i) appoint a successor Securities Depository and transfer one or more separate Bond certificates to such successor or
(ii) notify the Participants of the Securities Depository of the availability through the Securities Depository of Bond certificates and transfer one or more separate Bond certificates to the Participants of the Securities Depository having Bonds credited to their accounts with the Securities Depository. In such event, the Bonds will no longer be restricted to being registered in the bond register in the name of the Securities Depository, or its nominee, but may be registered in the name of any successor Securities Depository, or its nominee, or in whatever name or names the Participants of the Securities Depository receiving Bonds shall designate, in accordance with the provisions of the Indenture.


                                  THE AGREEMENT

General

          The following is a summary of certain provisions of the Agreement. Reference is hereby made to the Agreement in its entirety for the detailed provisions thereof.

Use of Bond Proceeds

          The Issuer will issue the Bonds to provide funds to currently refund the Prior Bonds. Upon the sale of the Bonds, the Issuer will transfer the proceeds of the Bonds to the trustees for the Prior Bonds for deposit into the respective bond funds created under the indentures for the Prior Bonds.

Installment Payments

          The Company will make Installment Payments to fund payments on the Bonds in such amounts which, together with other moneys available therefor in the Bond Fund or the Bond Purchase Fund created under the Indenture, will be sufficient to pay when due the principal of, premium, if any, and interest on and Purchase Price of the Outstanding Bonds as they shall mature, be redeemed, be purchased or deemed purchased or otherwise become due as provided in the Indenture. The Company shall make such payments directly to the Trustee for the account of the Issuer.

          Installment Payment obligations of the Company under the Agreement will be absolute and unconditional, and the Company will make such payments free of any deductions and without abatement, diminution or setoff. In the event that the Company fails to make any of such payments, the item or installment so in default will continue as an obligation of the Company until the amount in default has been fully paid.

Other Payments Under the Agreement

          In addition to the Installment Payments, the Company agrees to pay taxes, assessments and other charges of any kind whatsoever that may at any time be lawfully levied or imposed with respect to the Facilities or the Installment Payments under the Agreement and all costs and expenses of the operation and maintenance of the Facilities. The Company also agrees to pay certain costs and expenses of the Issuer and the Trustee in connection with the Bonds and to indemnify such parties against certain liabilities arising in connection with the sale of the Bonds and the execution and delivery of the related bond documents.

Corporate Existence

          The Company agrees that it will not dispose of all or substantially all of its assets as an entirety (whether by liquidation, dissolution, or otherwise) and will not consolidate with or merge into another corporation, or permit one or more corporations to consolidate with or merge into it, unless the resulting, surviving, or transferee corporation, as the case may be, if other than the Company, irrevocably and unconditionally assumes, in an instrument delivered to the Issuer and to the Trustee, the due and punctual performance of the obligations of the Company under the Agreement. Upon the delivery of such an instrument, the Company shall thereupon be relieved of any further obligation or liability under the Agreement or with respect to the Bonds, and the resulting, surviving, or transferee corporation, as the case may be, shall succeed to and be substituted for the Company under the Agreement with the same effect as if such resulting or surviving corporation or transferee had been a party to the Agreement.

Assignment

          Under certain conditions, the Agreement may be assigned by the Company, but such assignment will not relieve the Company from primary liability for any of its obligations under the Agreement. No assignment will be effective without a Favorable Opinion being furnished to the Issuer and the Trustee, together with notice of such assignment.

Defaults and Remedies

          The Agreement provides that the occurrence and continuation of any one of the following shall constitute an "Event of Default" thereunder:

              (a) failure by the Company to pay Installment Payments with respect to principal of or premium on any Bond at the times specified therein;

              (b) failure by the Company to pay Installment Payments with respect to interest on any Bond at the times specified therein and, during a Flexible or Short Term Mode, the continuation of such failure for a period of one Business Day or more, or, during a Multiannual Mode or Fixed Rate Mode, the continuation of such failure for a period of 60 days or more;

              (c) failure by the Company to pay Installment Payments with respect to the Purchase Price of any Bond at the times specified therein and the continuation of such failure for a period of one Business Day or more after notice thereof shall have been given by the Trustee to the Company and the Issuer;

              (d) failure by the Company to observe and perform any covenant, condition or agreement on its part required to be observed or performed in the Agreement, other than as referred to in (a), (b) or (c) above, for a period of 90 days after receipt by the Company of written notice specifying such failure and requesting that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, that if the failure stated in the notice can, in the reasonable judgment of the Company, be corrected, but cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within the applicable period and diligently pursued until the default is corrected;

              (e) if a Letter of Credit is in effect, receipt by the Trustee of a written notice from the Letter of Credit Bank of the occurrence and continuance of an "Event of Default" under the Letter of Credit or the Letter of Credit Agreement;

              (f) certain events of dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Company; or

              (g) the occurrence of an "Event of Default" under the Indenture.

          The provisions of paragraph (d) above are subject to the following limitations: if by reason of acts of God, strikes, lockouts or other industrial disturbances; acts of public enemies; orders or regulations of any kind of the government of the United States of America or of the State of Texas or any of their departments, agencies, political subdivisions, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; tidal waves; fires; hurricanes; tornadoes; blue northers; other storms; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes, transmission facilities or canals; partial or entire failure of utilities; shortages of labor, material, supplies or transportation; or any other cause or event not reasonably within the control of the Company (collectively, "events of force majeure"), the Company is unable in whole or in part to carry out the agreements on the Company's part herein contained, the Company shall not be deemed in default during the continuance of such inability. The Company, however, will use its best efforts to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out such agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts, and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company. The occurrence of any event of force majeure shall not suspend or otherwise abate, and the Company shall not be relieved from, any obligation under this Agreement to the extent that the failure of the Company to observe or perform any such obligation would result in the failure to pay when due the principal of, premium, if any, interest on, or the Purchase Price for, the Bonds or would result in the interest on any Bonds becoming includable in the gross income of the owners thereof for federal income tax purposes.

          The above provisions, however, are subject to the conditions that, after any such Event of Default, subject to and as provided in the Indenture, the Trustee may waive such Event of Default and rescind and annul any remedial step theretofore taken by it or by the Issuer with respect to such default and its consequences; but no such waiver, rescission or annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

          Whenever any Event of Default under the Agreement shall have occurred and is continuing, the Issuer, with the consent of the Trustee, or the Trustee may take any one or more of the following remedial steps but only if acceleration of the principal amount of the Bonds has been declared pursuant to the Indenture:

              (a) By notice in writing to the Company, declare the unpaid Installment Payments to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds has been declared to be due and payable under the Indenture, and upon any such declaration the Installment Payments payable under the Agreement shall become and shall be immediately due and payable in the amount equal to the principal of and all accrued interest on the Bonds (without premium); provided, however, that an Event of Default shall be deemed waived and a declaration accelerating payment of unpaid Installment Payments payable under the Agreement shall be deemed rescinded without further action on the part of the Trustee or the Issuer upon any rescission by the Trustee of the corresponding declaration of acceleration of the Bonds under the Indenture.

              (b) Whatever action at law or in equity may appear necessary or desirable to collect the payment and other amounts then due or to enforce performance and observance of any obligation, agreement or covenant of the Company under the Agreement.

          The Company has covenanted that, in case an Event of Default shall occur with respect to the payment of any Installment Payment payable then, upon demand of the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable, with interest (to the extent permitted by law) on such amount, at the rate of interest borne by the Bonds at the time of such failure, from the due date thereof until paid.

          In case the Company shall fail to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable.

Certain Covenants Regarding Arbitrage and Tax Exemption

          The Issuer and the Company have agreed not to knowingly take any action or omit to take any action, which would result in a loss of the exemption from federal income taxation of interest on the Bonds by virtue of the Bonds being considered "arbitrage bonds" within the meaning of Section 148 of the Code. The Issuer and the Company have agreed to refrain from any action which would adversely affect, and to take such action to assure, the treatment of the Bonds as obligations described in Section 103(a) of the Code, the interest on which is not includable in the "gross income" of the holder (other than the income of a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code) for purposes of federal income taxation.

Amendment of Agreement

          The Agreement may be amended by written agreement of the Issuer and the Company, provided that no amendment may be made which would adversely affect the rights of the Owners of any of the Outstanding Bonds without the consent of the Owners of a majority in aggregate principal amount of the Bonds then Outstanding of each Mode that would be so affected; provided, however, that no amendment may be made which would (i) decrease the amounts payable under the Agreement; (ii) change the date of payment or prepayment provisions under the Agreement; or (iii) change the amendment provisions of the Agreement without the consent of all of the Owners of the Bonds adversely affected thereby; and provided further that the Agreement may be amended by written agreement of the Issuer and the Company in order to make conforming changes with respect to certain amendments made to the Indenture.

          So long as a Letter of Credit is held by the Trustee, no supplement or amendment shall be made to the Agreement without the prior written consent of the Letter of Credit Bank.


                                  THE INDENTURE

General

          The following is a summary of certain provisions of the Indenture. Reference is hereby made to the Indenture in its entirety for the detailed provisions thereof.

Bond Fund

          The Indenture creates and establishes with the Trustee a separate trust fund designated the "Guadalupe-Blanco River Authority, Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995 Bond Fund" (the "Bond Fund"), which will be used solely for the payment of the principal of, premium, if any, and interest on the Bonds. Two sub-accounts will be created within the Bond Fund; the Company Debt Service Account and the Letter of Credit Debt Service Account. All Installment Payments made by the Company in connection with principal of, premium, if any, and interest on the Bonds will be made to the Trustee for deposit in the Company Debt Service Account. In accordance with the Letter of Credit, all payments made by the Letter of Credit Bank with respect to principal of, premium, if any, and interest on the Bonds will be made to the Trustee for deposit in the Letter of Credit Debt Service Account.

          Funds in the Letter of Credit Debt Service Account shall be applied to the payment when due of principal of, premium, if any, on and interest on the Bonds (other than Bonds held by the Letter of Credit Bank or the Company) prior to use of any funds in the Company Debt Service Account. Funds in the Company Debt Service Account shall be applied as follows: (i) if the Letter of Credit Bank has not dishonored a properly presented and conforming draw under the Letter of Credit, the reimbursement of the Letter of Credit Bank when due for funds drawn under the Letter of Credit and deposited in the Letter of Credit Debt Service Account, (ii) when insufficient funds have been received upon a draw on the Letter of Credit for the payment when due of principal of, premium, if any, on and interest on the Bonds (other than Bonds held by the Letter of Credit Bank or the Company), the payment when due of principal of, premium, if any, on and interest on the Bonds (other than Bonds held by the Letter of Credit Bank or the Company), (iii) the payment when due of principal of, premium, if any, on and interest on Bonds held by the Letter of Credit Bank, and (iv) the payment when due of principal of, premium, if any, on and interest on Bonds held by the Company.

Bond Purchase Fund

          The Indenture creates and establishes with the Paying Agent a separate fund designated the "Bond Purchase Fund." The Bond Purchase Fund shall consist of three sub-accounts to be designated respectively the "Remarketing Account", the "Letter of Credit Purchase Account" and the "Company Purchase Account". Proceeds from the remarketing of tendered Bonds will be deposited by the Paying Agent, when and as received from the Remarketing Agent, into the Remarketing Account. Installment Payments with respect to the Purchase Price of the Bonds are to be deposited by the Trustee or the Paying Agent in the Company Purchase Account. All payments made by the Letter of Credit Bank with respect to the Purchase Price of the Bonds will be made to the Trustee for deposit in the Letter of Credit Purchase Account.

          The Paying Agent shall disburse funds from the Remarketing Account and from the Letter of Credit Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase upon surrender of such Bonds, provided, however, that funds in the Letter of Credit Purchase Account shall not be applied to purchase Bonds held by the Letter of Credit Bank or the Company. The Paying Agent shall disburse funds from the Company Purchase Account to pay the Purchase Price of Bonds properly tendered for purchase by or on behalf of the Company upon surrender of such Bonds or to reimburse the Letter of Credit Bank for drawings under the Letter of Credit for such purpose.

Investment

          Except as provided in the Indenture, any moneys held as part of the Bond Fund shall be invested or reinvested by the Trustee as provided in written instructions of the Company solely in Permitted Investments; provided that moneys in the Letter of Credit Debt Service Account may be invested only in Government Obligations. Moneys held as part of the Bond Purchase Fund are to be held uninvested.

Moneys Held in Trust

          All moneys required to be deposited with or paid to the Trustee for the account of any fund under the Indenture shall be held by the Trustee in trust and, except for (i) moneys in the Bond Purchase Fund, and (ii) moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption for which has been duly given, shall, while held by the Trustee, be part of the trust estate and be subject to the security interest created by the Indenture.

Events of Default and Remedies

          The Indenture provides that each of the following constitutes an "Event of Default" thereunder:

              (a) default in the due and punctual payment of the principal of or premium, if any, on any Outstanding Bond, as the same shall become due and payable, whether at the stated maturity thereof, upon any proceedings for redemption, or upon the maturity thereof by declaration of acceleration;

              (b) default in the due and punctual payment of the interest on any Outstanding Bond, as the same shall become due and payable, and, during a Flexible or Short Term Mode, the continuation of such default for a period of one Business Day or more, or, during a Multiannual Mode or Fixed Rate Mode, the continuation of such default for a period of 60 days or more;

              (c) default in the due and punctual payment of the Purchase Price of any Outstanding Bond, as the same shall become due and payable and the continuation of such default for a period of one Business Day or more;

              (d) default by the Issuer in its performance or observance of any of the other covenants, agreements or conditions contained in the Indenture, and the continuation thereof without corrective action for a period of 90 days after receipt by the Issuer and the Company of notice given by the Trustee or the Owners of not less than 25% in aggregate principal amount of all Bonds Outstanding as specified in the Indenture;

              (e) an Event of Default (as defined in the Agreement) has occurred and is continuing under the Agreement; or

              (f) receipt by the Trustee of a written notice from the Letter of Credit Bank stating that an Event of Default has occurred under the Letter of Credit Agreement and directing the Trustee to declare the principal of the Outstanding Bonds immediately due and payable.

If any Event of Default occurs and is continuing, the Trustee (with the prior written consent of the Letter of Credit Bank) may, and upon request of the Letter of Credit Bank or the owners of at least 25% in principal amount of all Bonds (with the prior written consent of the Letter of Credit Bank) then Outstanding, or with respect to an Event of Default under (f) above, shall, by notice in writing to the Issuer, the Letter of Credit Bank and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable, and upon such declaration the said principal, together with interest accrued thereon to the date of acceleration, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any such acceleration, the Trustee shall immediately declare all Installment Payments to be due and payable immediately.

          Upon any such declaration, the Trustee shall, on the date of such declaration, immediately draw upon the Letter of Credit to the full extent permitted by the terms thereof (such drawing to include amounts in respect of interest accruing on the Bonds through the date payment of such drawing by the Letter of Credit Bank is due). Upon receipt by the Trustee of payment of the full amount drawn on the Letter of Credit and provided sufficient moneys are available in the Bond Fund to pay all sums due on the Bonds, (i) interest on the Bonds shall cease to accrue and (ii) the Letter of Credit Bank shall succeed to and be subrogated to the right, title and interest of the Trustee and the Registered Owners in and to the Agreement, all funds held under the Indenture (except any funds held in the Bond Fund or the Bond Purchase Fund which are identified for the payment of the Bonds or of the Purchase Price of undelivered Bonds) and any other security held for the payment of the Bonds, all of which, upon payment of any fees and expenses due and payable to the Trustee pursuant to the Agreement or the Indenture, shall be assigned by the Trustee to the Letter of Credit Bank.

          If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also performs all other things in respect to which it may have been in default under the Indenture and pays the reasonable charges of the Trustee and the Bondholders, including reasonable and necessary attorneys' fees, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such acceleration and its consequences; provided, however, that there shall be no annulment of any declaration resulting from (i) any Event of Default specified in (f) above without the prior written consent of the Letter of Credit Bank or
(ii) any Event of Default which has resulted in a drawing under the Letter of Credit unless the Trustee has received written notice from the Letter of Credit Bank that the Letter of Credit has been fully reinstated or an Alternate Letter of Credit has been provided pursuant to the Indenture. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

          Upon the occurrence of an Event of Default, the Trustee (with the prior written consent of the Letter of Credit Bank) may and upon written request of the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding (with the prior written consent of the Letter of Credit Bank), and if indemnified as provided in the Indenture, shall (unless the Trustee shall determine, upon the advice of counsel, that to take such action will prejudice the rights of a majority of Owners) pursue any available remedy by suit at law or in equity to enforce the payment of the principal of, premium, if any, and interest on the Bonds then Outstanding, and the performance by the Issuer of its obligations under the Indenture, including, without limitation, the following: (a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders and require the Issuer to carry out its agreements under the Indenture and the Acts; (b) bring suit upon the Bonds; (c) by action, suit or proceeding at law or in equity, require the Issuer to account as if it were the trustee of an express trust for the Bondholders; or (d) by action, suit or proceeding at law or in equity, enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

Defeasance

          Any Bond, other than a Bond in a Daily Mode or a Weekly Mode, shall be deemed to have been paid and discharged when payment of the principal of and premium, if any, on such Bond plus the interest thereon to the due date thereof (whether such due date be by reason of maturity or upon redemption as provided in the Indenture or otherwise) or, in the case of a Bond in the Flexible Mode, the Monthly Mode, the Quarterly Mode, the Semiannual Mode, or the Multiannual Mode, to the date next following on which such a Bond is required to be or may, at the Owner's option be tendered for purchase, either
(a) shall have been made in accordance with the terms of the Indenture or
(b) shall have been provided for by irrevocably depositing with the Trustee, in trust solely for such payment, any combination of (1) sufficient moneys to make such payment and/or (2) Government Obligations not subject to redemption or prepayment and maturing as principal and interest in such amounts as in the opinion of an independent certified public accountant delivered to the Trustee are sufficient to make such payment without reinvestment and to pay all fees and expenses in connection therewith.

Discharge of Lien

          When all of the Bonds have been paid or deemed paid and the Issuer is not in default under any of the covenants and promises contained in such Bonds and the Indenture, and if the Issuer shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the Indenture or of the Bonds and of the Agreement and all obligations owing to the Letter of Credit Bank under the Letter of Credit Agreement have been paid in full and the Letter of Credit has been returned to the Letter of Credit Bank for cancellation, then the rights under the Indenture will become null and void; provided, however, that the rights of the Trustee under the Indenture to receive its fees, charges and expenses shall survive the discharge of the Indenture until paid in full. See the caption "Defeasance" above for a discussion of the conditions under which the Bonds will be deemed to have been paid.

The Trustee; New York Paying Agent

          To the extent permitted by law, the Trustee may invest in and treat itself as any other holder of the Bonds. The Trustee may resign at any time after notice to the Issuer, the Company and the Bondholders, such resignation to take effect only upon the appointment of a successor Trustee. The Trustee may be removed at any time by written notice signed by the Issuer and the Company and delivered to the Trustee and the Bondholders. Such removal shall take effect only upon the appointment of a successor Trustee. Every successor trustee may be appointed by the Issuer with the consent of the Company and shall be a bank or trust company which (i) is organized as a corporation or banking association and doing business under the laws of the United States of America or any state thereof, (ii) is authorized under such laws to exercise corporate trust powers and to perform all the duties imposed upon it by the Indenture and the Agreement, (iii) is subject to supervision or examination by federal or state authority, (iv) has combined capital and surplus of at least $50,000,000, (v) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent or have had a receiver appointed for itself or for any of its property or have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation and (vi) must be an institution rated at least "Baa3" by Moody's (or Moody's shall have provided written evidence that such successor Trustee is otherwise acceptable to Moody's) if the Bonds are then rated by Moody's, and at least "BBB-" or "A-3" by S&P (or S&P shall have provided written evidence that such successor Trustee is otherwise acceptable to S&P) if the Bonds are then rated by S&P. Should the Trustee cease to be eligible to act as trustee under the Indenture, it shall promptly notify the Owners of all Bonds then Outstanding, the Issuer and the Company of such fact. The Issuer may appoint a temporary trustee until the appointment of such successor.

          The Paying Agent is required to maintain an office, or have an agent with an office, in New York City at all times that any Bonds are outstanding.

Additional Notices

          Upon written request of any Owner of Bonds in an aggregate principal amount of at least $1,000,000 (or any person or entity which provides written evidence acceptable to the Trustee that such person or entity has a legal or beneficial interest in Bonds in an aggregate principal amount of at least $1,000,000), the Trustee shall give an additional copy of any notice to be given by the Trustee under the Indenture by first-class mail to a second address specified by such Owner, person or entity. Any such additional notices shall be given simultaneously with the original notices.

          Upon written request of any person or entity which provides evidence acceptable to the Trustee that such person or entity has a legal or beneficial interest in at least $1,000,000 in principal amount of the Bonds, the Trustee shall, for the calendar year in which such request is received, provide one or more of the following as requested to such person or entity: (i) notices of redemption; (ii) notices of default; (iii) copies of all notices to which such person or entity is entitled under the Indenture to a specific second address; and (iv) outstanding balances by maturity, redemption history, including redemption date, amount and source of funds and distribution of the call to maturity.

Supplemental Indentures

          The Issuer and the Trustee, with the written consent of the Company, but without the consent of or notice to the Bondholders, may enter into an indenture or indentures supplemental to the Indenture, for any of the following purposes:

              (a) to cure any ambiguity, formal defect or omission in the Indenture or to make such other changes which shall not have a material adverse effect upon the interests of the Bondholders;

              (b) to grant to or confer upon the Trustee, for the benefit of the Bondholders, any additional rights, remedies, powers or authorities, or any additional security, that may lawfully be granted to or conferred upon the Bondholders or the Trustee;

              (c) to subject to the Indenture additional revenues, properties or collateral;

              (d) to modify, amend or supplement the Indenture, or any indenture supplemental thereto, in such manner as to permit the qualification thereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States and, if the Issuer so determines, to add to the Indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by the Trust Indenture Act of 1939, as amended, or any similar federal statute;

              (e) to add to the covenants and agreements of the Issuer contained in the Indenture other covenants and agreements thereafter to be observed for the protection of the Bondholders or to surrender or limit any right, power or authority therein reserved to or conferred upon the Issuer;

              (f) effective upon any Conversion Date to a new Mode, to make any amendment affecting only the Bonds being converted, including revision to Authorized Denominations;

              (g) to add provisions relating to the partial conversion of Bonds to a new Mode;

              (h) to provide for an alternate Letter of Credit, or to provide for any other credit enhancement or for no credit enhancement in accordance with the terms of the Indenture;

              (i) to conform the Indenture to the requirements of the Rating Agencies; and

          (j) to add provisions permitting a mandatory tender of Bonds in lieu of redemption.

          Exclusive of the purposes described in subparagraphs (a) through (j) above, the Owners of a majority in aggregate principal amount of the Bonds then Outstanding will have the right, from time to time, to approve any supplemental indenture deemed necessary and desirable by the Issuer for the purposes of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in the Indenture or any supplemental indenture. If any proposed amendment or supplement affects only the Owners of Bonds in a particular Mode or Modes, the Owners of not less than a majority in aggregate principal amount of the Bonds Outstanding of such affected Mode or Modes shall have the right, from time to time, to approve, such amendment or supplement. No modification or alteration may be made without the consent of the holders of all Bonds then Outstanding which permits (i) an extension of the maturity of the principal of, or the time for payment of any redemption premium or interest on, any Bond or a reduction in the principal amount of any Bond, or the rate of interest or redemption premium thereon, or a reduction in the amount of, or extension of the time of any payment required by, any Bond;
(ii) a privilege or priority of any Bond over any other Bond (except as provided in the Indenture); (iii) a reduction in the aggregate principal amount of the Bonds required for consent to such a supplemental indenture;
(iv) the deprivation of the Owner of any Bond then Outstanding of the lien created by the Indenture; or (v) the amendment of the limitations described in this paragraph.

          So long as a Letter of Credit is held by the Trustee, no supplement or amendment shall be made to the Indenture without the prior written consent of the Letter of Credit Bank.

             THE LETTER OF CREDIT AND THE LETTER OF CREDIT AGREEMENT

General

          The Letter of Credit will be issued pursuant to the Letter of Credit Agreement. The following, in addition to information contained under the caption "INTRODUCTION," summarizes certain provisions of the Letter of Credit and the Letter of Credit Agreement, to which documents, in their entirety, reference is made for the complete provisions thereof. The provisions of any Alternate Letter of Credit and related Letter of Credit Agreement may be different from those summarized below.

Letter of Credit

          The initial Letter of Credit will be in all respects an irrevocable obligation of ABN AMRO Bank N.V. The initial Letter of Credit will be issued in an amount equal to the aggregate principal amount of the outstanding Bonds, plus 185 days' interest thereon at the rate of 12% per annum (the "Cap Interest Rate"). The Trustee, upon compliance with the terms of the initial Letter of Credit, is authorized and directed to draw up to (a) an amount sufficient (i) to pay principal of the Bonds (other than Bank Bonds or Company-Held Bonds as each term is defined in the Indenture) when due, whether at maturity or upon redemption or acceleration, and (ii) to pay the portion of the purchase price of Bonds (other than Bank Bonds or Company-Held Bonds) delivered for purchase pursuant to a demand for purchase by the owner thereof or a mandatory tender for purchase and not remarketed (a "Liquidity Drawing") equal to the principal amount of such Bonds, plus (b) an amount not to exceed 185 days of accrued interest on such Bonds at the Cap Interest Rate (i) to pay interest on Bonds (other than Bank Bonds or Company-Held Bonds) when due, and
(ii) to pay the portion of the purchase price of Bonds (other than Bank Bonds or Company-Held Bonds) delivered for purchase pursuant to a demand for purchase by the owner thereof or a mandatory tender for purchase and not remarketed, equal to the interest accrued, if any, on such Bonds.

          The amount available under the initial Letter of Credit will be reduced to the extent of any drawing thereunder, subject to reinstatement as described below. With respect to a drawing by the Trustee solely to pay interest on the Bonds on an interest payment date, the amount available under the initial Letter of Credit will be automatically reinstated effective immediately upon payment by the Letter of Credit Bank of such drawing. With respect to a Liquidity Drawing, prior to the conversion of the Bonds to a Fixed Rate Mode or Multiannual Mode (as each term is defined in the Indenture), upon a remarketing of Bonds (or portion thereof) purchased with the proceeds of such Liquidity Drawing, the amount available under the initial Letter of Credit will be reinstated in an amount equal to the principal amount of the Bonds purchased with the proceeds of such Liquidity Drawing, plus the amount of accrued interest thereon paid with the proceeds of such Liquidity Drawing, upon receipt by the Letter of Credit Bank of the amount of any Liquidity Drawing relating to Bonds purchased with the proceeds of such Liquidity Drawing plus all accrued interest thereon.

          The initial Letter of Credit will terminate on the earliest of the close of business of the Letter of Credit Bank on (a) the stated expiration date (November 2, 2000, unless renewed or extended); (b) the date which is fifteen (15) days following the conversion of the Bonds to a Fixed Rate Mode or Multiannual Mode as specified in a notice from the Trustee to the Letter of Credit Bank (or, if earlier, the date on which the Letter of Credit Bank honors a drawing under the Letter of Credit after such a conversion); (c) the date which is fifteen (15) days following the Letter of Credit Bank's receipt of written notice from the Trustee that (i) all Bonds have been paid, (ii) all drawings required to be made under the Indenture and available under the Letter of Credit have been made and honored, (iii) a letter of credit has been issued in substitution for the Letter of Credit in accordance with the terms of the Indenture, or (iv) the Company has complied with the provisions of the Indenture to provide other credit enhancement or no enhancement as security for the Bonds; (d) the date on which an acceleration drawing is honored by the Letter of Credit Bank; or (e) the date which is fifteen days following the date the Trustee receives a written notice from the Letter of Credit Bank specifying the occurrence of an event of default under the Letter of Credit Agreement and directing the Trustee to accelerate the Bonds.

Letter of Credit Agreement

          The Company will agree to certain affirmative and negative covenants and to pay certain fees and expenses to the Letter of Credit Bank under the Letter of Credit Agreement. If an event of default under the Letter of Credit Agreement occurs and is continuing, the Letter of Credit Bank may, among other things, (i) require that the Company immediately prepay to the Letter of Credit Bank an amount equal to the amount then available under the Letter of Credit, (ii) declare all amounts due under the Letter of Credit Agreement by the Company immediately due and payable, (iii) give notice of the occurrence of such event of default to the Trustee directing the Trustee to accelerate the Bonds, thereby causing the Letter of Credit to expire 15 days thereafter,
(iv) pursue any rights or remedies the Letter of Credit Bank may have under the Related Documents, or (v) pursue any other action available at law or in equity.

          "Events of Default" under the Letter of Credit Agreement include the following:

          (a) any material representation or warranty made by the Company in the Letter of Credit Agreement (or incorporated therein by reference) or in any of the Bond Documents or in any certificate, agreement, instrument, or statement contemplated by, made or delivered pursuant to or in connection with the Letter of Credit Agreement or with any of the other Bond Documents, shall prove to have been false or incorrect in any material respect when made;

          (b)  any "event of default" shall have occurred under the Bond
Documents;

          (c) failure to pay to the Letter of Credit Bank (i) any obligation (other than any interest or any letter of credit fee) required to paid or reimbursed under the Letter of Credit Agreement when and as due thereunder or
(ii) any interest or letter of credit fee within 5 days after the same is due;

          (d) default in the due observance or performance of certain covenants set forth in the Letter of Credit Agreement;

          (e) default in the due observance or performance by the Company of any other term, covenant or agreement set forth in the Letter of Credit Agreement, and the continuance of such default for 30 days after receiving notice from the Letter of Credit Bank;

          (f) any material provision of the Letter of Credit Agreement or any of the Bond Documents shall cease to be valid and binding on the Company, or the Company shall contest any such provision, or the Company or any agent or trustee on behalf of the Company shall deny that it has any or further liability under the Letter of Credit Agreement or any of the Bond Documents;

          (g) the occurrence of certain events of bankruptcy, insolvency, or liquidation of the Company;

          (h) any event or condition shall occur which results in the acceleration of any indebtedness of the Company in an aggregate principal amount exceeding $25,000,000;

          (i) certain judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 are entered or filed against the Company and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

          (j) Central and South West Corporation at any time shall fail to directly or indirectly own and control beneficially and of record 51% of the outstanding voting stock of the Company; or

          (k) the Trustee shall fail to have a valid and enforceable pledge and assignment of the Trust Estate (as defined in the Indenture).

          "Bond Documents" means, with respect to the Letter of Credit Agreement, the Indenture, the Agreement and the Bonds.


                                   TAX MATTERS

          On the date of the initial delivery of the Bonds, McCall, Parkhurst & Horton L.L.P., Dallas, Texas, Bond Counsel, will render its opinion that, in accordance with statutes, regulations, published rulings and court decisions existing on the date thereof, (1) interest on the Bonds will be excludable from the "gross income" of the holders thereof, except for any holder who is treated pursuant to Section 103(b)(13) of the Internal Revenue Code of 1954 as a "substantial user" of the Facilities or a "related person" to such user and
(2) the Bonds will not be treated as "specified private activity bonds" the interest on which would be included as an alternative minimum tax preference item under Section 57(a)(5) of the Code. Except as stated above, Bond Counsel will express no opinion as to any other federal, state or local tax consequences of the purchase, ownership or disposition of the Bonds. See Appendix D -- Form of Opinion of Bond Counsel.

          In rendering its opinion, Bond Counsel will rely upon (a) information furnished by the Company, and, particularly, written representations of officers and agents of the Company with respect to certain material facts that are solely within their knowledge relating to the use of the proceeds of the Bonds and the Prior Bonds, and the construction and use of the Facilities, and (b) covenants of the Issuer and the Company with respect to arbitrage, the application of the proceeds to be received from the issuance and sale of the Bonds and the Prior Bonds and certain other matters. Failure of the Issuer or the Company to comply with these representations or covenants could cause the interest on the Bonds to become includable in gross income retroactively to the date of issuance of the Bonds.

          The law upon which Bond Counsel has based its opinion is subject to change by Congress and to subsequent judicial and administrative interpretation by the courts and the Department of the Treasury. There can be no assurance that such law or the interpretation thereof will not be changed in a manner which would adversely affect the tax treatment of the purchase, ownership or disposition of the Bonds.

Collateral Federal Income Tax Consequences

          The following discussion is a summary of certain collateral federal income tax consequences resulting from the purchase, ownership or disposition of the Bonds. This discussion is based on existing statutes, regulations, published rulings and court decisions, all of which are subject to change or modification, retroactively.

          The following discussion is applicable to investors, other than those, such as financial institutions, property and casualty insurance companies, life insurance companies, individual recipients of Social Security or Railroad Retirement benefits, certain S corporations with Subchapter C earnings and profits, taxpayers claiming an earned income tax credit and taxpayers who may be deemed to have incurred or continued indebtedness to purchase tax-exempt obligations, who are subject to special provisions of the Code.

          INVESTORS, INCLUDING THOSE WHO ARE SUBJECT TO SPECIAL PROVISIONS OF THE CODE, SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX TREATMENT WHICH MAY BE ANTICIPATED TO RESULT FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF TAX-EXEMPT OBLIGATIONS BEFORE DETERMINING WHETHER TO PURCHASE THE BONDS.

          Interest on the Bonds will be includable as an adjustment for "adjusted earnings and profits" to calculate the alternative minimum tax imposed on corporations by Section 55 of the Code. Section 55 of the Code imposes a tax equal to 20 percent of the taxpayer's "alternative minimum taxable income" if the amount of such alternative minimum tax is greater than the taxpayer's regular income tax for the taxable year.

          Interest on the Bonds is includable in the "alternative minimum taxable income" of a corporation (other than a regulated investment company or a real estate investment trust) for purposes of determining the environmental tax imposed by Section 59A of the Code. Section 59A of the Code imposes on a corporation an environmental tax, in addition to any other income tax imposed by the Code, equal to 0.12 percent of the excess of the modified alternative minimum taxable income of such corporation for the taxable year over $2,000,000.

          Interest on the Bonds may be subject to the "branch profits tax" imposed on the effectively-connected earnings and profits of a foreign corporation doing business in the United States.

          Under the Code, holders of tax-exempt obligations, such as the Bonds, may be required to disclose interest received or accrued during each taxable year on their returns of federal income taxation.

          Section 1276 of the Code provides for ordinary income tax treatment of gain recognized upon the disposition of a tax-exempt obligation, such as the Bonds, if such obligation was acquired at a "market discount" and if the fixed maturity of such obligations is equal to, or exceeds, one year from the date of issue. Such treatment applies to "market discount bonds" to the extent such gain does not exceed the accrued market discount of such bonds, although for this purpose, a de minimis amount of market discount is ignored. A "market discount bond" is one which is acquired by the holder at a purchase price which is less than the stated redemption price at maturity. The "accrued market discount" is the amount which bears the same ratio to the market discount as the number of days during which the holder holds the obligation bears to the number of days between the acquisition date and the final maturity date.

State, Local and Foreign Taxes

          Investors should consult their own tax advisors concerning the tax implications of the purchase, ownership or disposition of the Bonds under applicable state or local laws. Foreign investors should also consult their own tax advisors regarding the tax consequences unique to investors who are not United States persons.


                                LEGAL PROCEEDINGS

          Legal matters incident to the authorization, issuance and sale of the Bonds are subject to the unqualified approval of the Attorney General of the State of Texas and of Bond Counsel. McCall, Parkhurst & Horton L.L.P. has acted in the capacity as Bond Counsel for the purpose of rendering an opinion with respect to the authorization, issuance, delivery, legality and validity of the Bonds and for the purpose of rendering an opinion on the exclusion of the interest on the Bonds from gross income for federal income tax purposes and certain other tax matters. Such firm has not been requested to examine, and has not investigated or verified, any statements, records, material or matters relating to the financial condition or capabilities of the Company, and has not assumed responsibility for the preparation of this Official Statement, except that, in its capacity as Bond Counsel, such firm has reviewed the information in this Official Statement exclusive of the information contained under the captions "BOOK-ENTRY ONLY SYSTEM" and "THE LETTER OF CREDIT AND THE LETTER OF CREDIT AGREEMENT" and in Appendices A and B hereto. Certain legal matters are being passed upon for the Issuer by the firm of McCall, Parkhurst & Horton L.L.P., as counsel to the Issuer. McCall, Parkhurst & Horton L.L.P. has not participated in the preparation of, or examined (and they therefore will express no opinion on and assume no responsibility for), the contents of Appendices A and B to this Official Statement, and it has not considered it necessary to do so in order to render its opinions.

          Certain legal matters will be passed upon for the Company by its counsel, Milbank, Tweed, Hadley & McCloy, New York, New York, and by its special counsel, Vinson & Elkins L.L.P., Dallas, Texas and for the Underwriter by its counsel, Sidley & Austin, Chicago, Illinois. Sidley & Austin has represented the Company, Central and South West Corporation ("CSW"), a registered public utility holding company under the Public Utility Holding Company Act of 1935 and owner of all of the issued and outstanding common stock of the Company, and other affiliates of CSW from time to time in connection with certain legal matters.

                                  UNDERWRITING

          Morgan Stanley & Co. Incorporated (the "Underwriter") has agreed to purchase the Bonds at a price equal to 100% of the principal amount thereof. Under the terms of the Bond Purchase Agreement dated November 2, 1995 between the Underwriter and the Issuer, the Underwriter has agreed, subject to the approval of certain legal matters by counsel and to certain other conditions, to purchase all of the Bonds if any such Bonds are purchased. The Company has agreed to pay the Underwriter a commission equal to .397% of the principal amount of the Bonds. The Bonds may be offered and sold to certain dealers (including dealers depositing such Bonds into investment accounts) and others at prices lower than the public offering price set forth on the cover page hereof. After such Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriter.

          The Company has agreed to indemnify the Underwriter against or to contribute toward certain liabilities, including liabilities under federal securities laws.

                              CONTINUING DISCLOSURE

          The Company has made certain undertakings to provide annual financial statements of the Company (commencing with the fiscal year of the Company ended December 31, 1996) and notice of certain material events relating to the Bonds to each nationally recognized municipal securities information repository or, in certain cases, the Municipal Securities Rulemaking Board, and the appropriate state information depository, if any, in each case to the extent required by Rule 15c2-12 (the "Rule") promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The Company has made such covenants solely for the purpose of enabling the Underwriter to comply with the Rule and such covenants do not constitute an acknowledgement by the Company of the validity of the Rule and are valid and binding only to the extent that the Rule is valid. The Company expressly reserves the right to contest the validity of all or any portion of the Rule, including, without limitation, as a defense in any action. The Company and its officers and directors shall have no liability in respect of such covenants except to the extent required for such covenants to satisfy the requirements imposed by the Rule.


                                  MISCELLANEOUS

          The foregoing summaries do not purport to be complete and are expressly made subject to the exact provisions of the applicable documents which are incorporated herein by reference. For details of all terms and conditions with respect to the Bonds, reference is made to the Indenture, the Agreement, the Letter of Credit and the Letter of Credit Agreement, copies of which may be obtained from the Company and the Underwriter during the initial offering period for the Bonds and thereafter from the Trustee. Information concerning the Company is contained or incorporated by reference in Appendix A to this Official Statement. Information concerning the Letter of Credit Bank is contained or incorporated by reference in Appendix B to this Official Statement. All the information contained under the heading "THE FACILITIES" has been furnished by the Company, and the Issuer makes no representations as to the accuracy or completeness of such information.

          Under the Agreement, and otherwise, the Company is obligated to make certain payments to the Issuer and has agreed to indemnify the Issuer against certain liabilities, including liabilities under federal securities laws.

          The Issuer does not assume any responsibility for the matters contained in this Official Statement, except for the matters contained under the heading "THE ISSUER." All findings and determinations by the Issuer relating to the issuance of the Bonds, are, and have been, made by it for its own internal uses and purposes in performing its duties under the laws of the State of Texas.

          This Official Statement has been duly approved by the Issuer.


              GUADALUPE-BLANCO RIVER
              AUTHORITY



              By:  /s/ William A. Blackwell
              William A. Blackwell
              Chairman, Board of Directors

                            ------------------------

                                   APPENDIX A

                            ------------------------




                         CENTRAL POWER AND LIGHT COMPANY














The information contained in this Appendix to the Official Statement has been obtained from Central Power and Light Company.

                                   THE COMPANY


          The Company is a public utility engaged in generating, purchasing, transmitting, distributing and selling electricity in south Texas. It is a wholly-owned subsidiary of Central and South West Corporation ("CSW"), a registered public utility holding company under the Public Utility Holding Company Act of 1935.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated in this Official Statement by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

          3. The Company's Current Reports on Form 8-K dated April 5, 1995, September 27, 1995 and October 19, 1995.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Official Statement and prior to the termination of this offering shall be deemed to be incorporated by reference in this Appendix A from their respective dates of filing.

          The Company is subject to the informational requirements of the 1934 Act and the Public Utility Holding Company Act of 1935 and, in accordance therewith, files reports and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Official Statement has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Appendix by reference, other than exhibits to such documents. Written requests should be directed to Stephen D. Wise, Director, Finance, Central and South West Corporation, 1616 Woodall Rogers Freeway, Dallas, Texas 75202, as agent for the Company. The telephone number of CSW is (214) 777-1000.

                               SUMMARY INFORMATION


Business. . . . . . . . . . . . . . . . .    Electric Utility

Service Area. . . . . . . . . . . . . . .    Approximately 44,000 square
                                             miles in south Texas

Population of Service Area. . . . . . . .    Approximately 1,969,000

Customers . . . . . . . . . . . . . . . .    Approximately 603,000

Generating Fuels for 1994 . . . . . . . .    Gas 56%; Coal 24%; Nuclear 20%


                                  Twelve Months
                               Ended September 30,       Year Ended December 31,
                                       1995          1994         1993         1992
                               -------------------   ----         ----         ----
                                   (Unaudited)
Income Summary:
   Operating Revenues              $1,068,134    $1,217,979   $1,223,528   $1,113,423
   Operating Income                   279,332       256,251      190,079      266,665
   Net Income                         209,350       205,439      172,425      218,511
Ratio of Earnings
 to Fixed Charges*                       2.63          3.24         2.69         3.23

______________________
* For computation of the foregoing ratios (i) earnings consist of net income plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component of leases and amortization of debt discount, premium and expense.


                                                   Capitalization at
                                                   September 30, 1995
                                                   ------------------
                                                       (Unaudited)

Capitalization Summary:
     Common Equity                                 $1,459,699    45.2%
     Preferred Stock                                  250,351     7.8
     Common Equity                                  1,517,887    47.0
                                                   ----------   -----
Total Capitalization                               $3,127,173   100.0%

                              CONSTRUCTION PROGRAM

          The Company's capital expenditures for 1995-1997, including allowance for funds used during construction ("AFUDC"), are estimated at $111 million, $136 million and $110 million, respectively. The Company anticipates that the majority of the funds required for its 1995-1997 capital expenditure program will be provided from internal sources. These estimates are subject to change due to numerous factors, including load growth, escalation of construction costs, changes in nuclear and environmental regulation, delays from regulatory hearings, adequacy of rate relief and the availability of necessary external capital.


                                     EXPERTS

          The audited financial statements and schedules of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1994, which has been incorporated herein by reference, have been examined by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 13, 1995 with respect thereto, which has been incor-porated herein by reference, in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                            ------------------------

                                   APPENDIX B

                            ------------------------



                               ABN AMRO BANK N.V.














The information contained in this Appendix to the Official Statement has been obtained from ABN AMRO Bank N.V.

                               ABN AMRO BANK N.V.


          The information set forth below has been obtained from ABN AMRO Bank N.V. The Authority, the Company and the Underwriter make no representations as to the accuracy or completeness of such information.

          ABN AMRO Bank N.V. ("ABN AMRO") is engaged in all respects of retail and wholesale commercial and investment banking and is the largest banking organization in The Netherlands. As of June 30, 1995, ABN AMRO had 1,144 branches in The Netherlands and 548 establishments in 61 countries outside The Netherlands. ABN AMRO ranks among the twenty largest banks doing business in the United States, with a U.S. presence of more than US $45 billion in assets and 9,000 employees. On the basis of worldwide assets, ABN AMRO is among the top ten largest banks in Europe. On June 30, 1995, ABN AMRO had total consolidated assets of NLG 535,804 million (US $345.68 billion*) and consolidated group equity and subordinated loans of NLG 32,033 million (US $20.666 billion*).

          ABN AMRO is the sole direct subsidiary of ABN AMRO Holding N.V. ("Holding"), an international multi-bank holding company. The most recent Annual Report for the ABN AMRO Group (Holding and its domestic and international subsidiaries and affiliates) in the English language outlines ABN AMRO Group and ABN AMRO's organization, management, banking operations (international and domestic), capitalization and non-bank subsidiary operations. Also included in the Annual Report for the ABN AMRO Group is the audited financial information for Holding and ABN AMRO, including the independent auditor's report covering such financial statement. The applicable Netherlands generally accepted accounting principles followed in preparing the financial statements for ABN AMRO Group differ in various respects from generally accepted accounting principles applicable to U.S. banks.

          Upon written request, ABN AMRO will provide without charge to any person to whom this Official Statement is delivered a copy of Holding's most recent Annual Report. Written requests should be directed to ABN AMRO Bank N.V., 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Corporate Communications Department.







________________________________
*  Based on the rate of exchange on June 30, 1995 of US $1 to NLG 1.55.

                            ------------------------

                                   APPENDIX C

                            ------------------------



                              CERTAIN DEFINITIONS

                               CERTAIN DEFINITIONS

          Certain capitalized terms used in the forepart of this Official Statement and not defined therein have the meanings set forth below:

          Acts - shall mean, collectively, Chapter 30 of the Texas Water Code, as amended, Chapter 383 of the Texas Health and Safety Code, as amended, and Articles 8280-106 and 717q, Vernon's Texas Civil Statutes, as amended.

          Beneficial Owner - shall mean the actual purchaser of a Bond.

          Bond Counsel - shall mean McCall, Parkhurst & Horton L.L.P. or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the exemption from federal income taxation of interest on state or local bonds, selected by the Issuer and acceptable to the Trustee and the Company.

          Bond Owner, Bondowner, Owner, owner, Bondholder, bondholder, holder, Registered Owner or owner of the Bonds - when used with respect to a Bond, shall mean the person or entity in whose name such Bond shall be registered.

          Bond Registrar - shall mean the Trustee or any successor bond registrar serving as such under the Indenture.

          Business Day - shall mean any day on which commercial banks located in all of the cities in which the Principal offices of the Trustee, the Paying Agent, the Letter of Credit Bank and the Remarketing Agent are located are not required or authorized by law or regulation to remain closed and on which the New York Stock Exchange is not closed.

          Conversion or conversion - shall mean a change from one Mode to another with respect to a Bond, and with respect to a Bond in the Multiannual Mode, a change from one Interest Rate Period to another.

          Conversion Date - shall mean the date on which a new Mode becomes effective with respect to a Bond, and with respect to a Bond in the Multiannual Mode, the date on which a new Interest Rate Period becomes effective.

          Delivery Date - shall mean, with respect to a Bond tendered for purchase, the Purchase Date or any subsequent Business Day on which such Bond is delivered to the Paying Agent as provided in the forms of the Bonds.

          The terms "substantial user" and "related person" shall have the meanings given such terms in section 147(a) of the Code.

          Effective Date - shall mean, with respect to a Bond in the Daily, Flexible, Weekly, Monthly, Quarterly, Semiannual and Multiannual Modes, the date on which a new Interest Rate Period for that Bond takes effect.

          Electronic Notice - shall mean notice transmitted through a time-sharing terminal, by facsimile transmission or by telephone (promptly confirmed in writing or by facsimile transmission).

          Expiration Date - shall mean the expiration date of the current Letter of Credit.

          Favorable Opinion - shall mean an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee to the effect that the action proposed to be taken is authorized or permitted by, to the extent applicable, the Acts and the Indenture and will not adversely affect the excludability of interest on the Bonds from gross income of the Owners thereof for federal income tax purposes (other than as held by a "substantial user" of the Facilities or a "related person" within the meaning of the Code).

          Government Obligations - shall mean (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America); (b) obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (c) evidences of ownership of proportionate interest in future interest or principal payments of obligations described in clause (a) or (b) (investments in such proportionate interests must be limited to circumstances wherein (x) a bank or trust company acts as custodian and holds the underlying Government Obligations; (y) the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor of the underlying Government Obligations; and (z) the underlying Government Obligations are held in a special subaccount, segregated from the custodian's general assets, and are not available to satisfy any claim of the custodian, any person claiming through the custodian, or any person to whom the custodian may be obligated); or (d) obligations issued or fully guaranteed by the following instrumentalities or agencies of the United States of America:

          (i) Federal Home Loan Bank System;

          (ii)     Export-Import Bank of the United States;

          (iii)    Federal Financing Bank;

          (iv)     Government National Mortgage Association;

          (v) Farmers Home Administration;

          (vi)     Federal Home Loan Mortgage Company;

          (vii)    Federal Housing Administration;

          (viii)   Federal National Mortgage Association; and

          (ix) Resolution Funding Corporation (stripped interest obligations only.)

          Interest Rate Period or Rate Period - shall mean, when used with respect to any particular rate of interest for a Bond, the period during which such rate of interest determined for such Bond will remain in effect as described in the Indenture. Notwithstanding anything in the Indenture to the contrary, the Interest Rate Period with respect to a Bond in the Flexible Mode shall end on a day which is immediately followed by a Business Day and, in any event, not later than the day next preceding the Maturity Date.

          Maximum Rate - shall mean a "net effective interest rate" (as defined and calculated in accordance with the provisions of Article 717k-2, Vernon's Texas Civil Statutes) of twelve percent (12%) per annum.

          Mode - shall mean the period for and the manner in which the interest rates on the Bonds are set and includes the Daily Mode, the Flexible Mode, the Weekly Mode, the Monthly Mode, the Quarterly Mode, the Semiannual Mode, the Multiannual Mode and the Fixed Rate Mode.

          Outstanding, Bonds Outstanding or Bonds then Outstanding - shall mean when used with a reference to Bonds at any date as of which the amount of Outstanding Bonds is to be determined, means all Bonds authenticated and delivered under the Indenture, except:

              (a) Bonds canceled or delivered for cancellation at or prior to such date;

              (b) Bonds deemed to be paid pursuant to the terms of the Indenture;

              (c) Bonds in lieu of which others have been authenticated and delivered under the Indenture;

              (d)  Bonds registered in the name of the Issuer;

              (e) On or after any Purchase Date for Bonds, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent; and

              (f) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds, all Bonds held by or for the account of the Issuer or the Company, except that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action the Trustee shall be obligated to consider as not being outstanding only Bonds known by the Trustee by actual notice thereof to be so held.

          Permitted Investments - shall mean any of the following obligations or securities, to the extent permitted by law, on which the Issuer is not the obligor:

              (a)  Government Obligations;

              (b) obligations issued or guaranteed by any state of the United States of America or the District of Columbia or any political subdivision thereof;

              (c) general or revenue obligations issued by any state of the United States of America or the District of Columbia or any political subdivision thereof;

              (d)  commercial or finance company paper;

              (e) certificates of deposit of, and bankers acceptances drawn on and accepted by, any bank organized and doing business under the laws of the United States of America, including the Trustee in its commercial banking capacity, or any state of the United States of America;

              (f) repurchase agreements collateralized by Government Obligations with (i) a registered broker dealer or a registered government bond "primary dealer" in either case which is subject to the jurisdiction of the Securities Investors' Protection Corporation, or (ii) any bank including the Trustee, which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less than $50 million;

              (g) shares in money market funds, including money market funds managed by the Trustee;

              (h) investment contracts or funding arrangements with any insurance company, financial institution or bank; and

              (i) any other investment or security to the extent permitted by Texas law.

          Purchase Date - shall mean the date upon which Bonds are required to be purchased pursuant to a mandatory or optional tender.

          Purchase Price - shall mean, with respect to a Bond on a Purchase Date, a price equal to par plus accrued interest to the Purchase Date; provided that in the event that the Purchase Date is an Interest Payment Date for such Bond and such Bonds is not in the Flexible Mode, accrued interest will be paid separately and not as part of the Purchase Price on such date.

          Rating Agencies - shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. and/or Moody's Investor Service, Inc., according to which of such rating agencies then rates the Bonds; and provided that if neither of such rating agencies then rates the Bonds, the term "Rating Agencies" shall refer to any national rating agency (if any), mutually acceptable to the Company and the Remarketing Agent, which provides such rating.

                            ------------------------

                                   APPENDIX D

                            ------------------------



                         FORM OF OPINION OF BOND COUNSEL

                                November 2, 1995

                        GUADALUPE-BLANCO RIVER AUTHORITY
                    POLLUTION CONTROL REVENUE REFUNDING BONDS
                    (CENTRAL POWER AND LIGHT COMPANY PROJECT)
                                   SERIES 1995


          WE HAVE EXAMINED into the validity of the bonds described above (the "Bonds"), issued by the Guadalupe-Blanco River Authority (the "Issuer"), initially dated as of October 1, 1995, in the aggregate principal amount of $40,890,000, maturing November 1, 2015 (unless the Bonds shall become due or shall be redeemed prior to their scheduled maturity in accordance with the terms and conditions stated in the text of the Bonds), and bearing interest from the dates specified therein until maturity or redemption, at the rates and payable on the dates and in the manner described in the text of the Bonds.

          WE HAVE ACTED AS BOND COUNSEL for the Issuer for the purpose of rendering an opinion with respect to the authorization, issuance, delivery, legality, and validity of the Bonds under the laws and Constitution of the State of Texas, with respect to any exemption of the interest on the Bonds from federal income taxes, and for the other limited purposes set forth herein and in a supplemental opinion of even date herewith. We have not been requested to examine, and have not investigated or verified, any statements, records, material, or other matters relating to the financial condition or capabilities of the corporation hereinafter described, and we express no opinion with respect thereto.

          WE HAVE EXAMINED the Constitution and laws of the State of Texas under which the Issuer was created and exists and pursuant to which it has authorized and issued the Bonds; certified copies of the proceedings of the governing body of said Issuer; certificates of Central Power and Light Company, a Texas corporation (the "Company"); the Installment Payment Agreement dated as of October 1, 1995 (the "Agreement"), between the Issuer and the Company; the Indenture of Trust dated as of October 1, 1995 (the "Indenture"), between the Issuer and The Bank of New York (the "Trustee"); resolutions of the Issuer, including the resolution authorizing the issuance of the Bonds, adopted October 18, 1995 (the "Bond Resolution"); certificates, resolutions, and representations of the Company and the Trustee, including certificates and representations with respect to certain material facts which are solely within the knowledge of the party rendering such certificates and representations; and the opinions of Milbank, Tweed, Hadley & McCloy and Vinson & Elkins L.L.P., counsel to the Company, upon which certifications, representations, and opinions we rely to the extent we consider appropriate; and other instruments authorizing and relating to the issuance of the Bonds, including one of the executed Bonds (Bond TR-1).

          THE BONDS are secured by the Indenture whereunder the Trustee, or its successor as Trustee, is custodian of the Bond Fund created therein, and is obligated to enforce the rights of the owners of the Bonds, and to perform other duties, in the manner and under the conditions stated in the Indenture.

          BASED ON SAID EXAMINATION, it is our opinion that the Issuer is a governmental agency and body politic and corporate of the State of Texas, validly operating and existing as a conservation and reclamation district and a river authority under Texas law with full power and authority to enter into and carry out the terms of the Agreement and the Indenture.

          IT IS FURTHER OUR OPINION that the Bond Resolution has been duly and lawfully adopted and that the Bonds have been duly and validly authorized, issued, executed, authenticated, and delivered in accordance with law and the Indenture, and constitute valid, legal, binding, and enforceable special obligations of the Issuer in accordance with their terms and the terms of the Indenture, with the principal of, premium, if any, and interest on the Bonds being payable from, and secured by a first lien on and pledge of all of the right, title, and interest of the Issuer in and to the Agreement, together with all moneys payable thereunder, excluding certain rights relating to certain payments for expenses and indemnification of the Issuer. Pursuant to the Agreement, the Company has agreed to make payments to the Trustee for deposit into the Bond Fund established by the Indenture in amounts sufficient to pay and redeem, or provide for the payment and redemption of, the principal of, premium, if any, and interest on the Bonds, when due as required by the Indenture.

          THE RIGHTS OF THE ISSUER under the Agreement have been duly and legally assigned in the Indenture to the Trustee and have been pledged to the payment of the principal of, premium, if any, and interest on the Bonds. It is our opinion that the Agreement has been duly and lawfully authorized, executed, and delivered by the Issuer, and is a legal, valid, binding, and enforceable obligation of the Issuer in accordance with its terms and conditions. Milbank, Tweed, Hadley & McCloy and Vinson & Elkins L.L.P., counsel for the Company, have rendered their respective opinions of even date herewith to the effect that the Agreement has been duly and lawfully authorized, executed, and delivered by the Company, and that it is a legal, valid, binding, and enforceable obligation of the Company. We note that said counsel each has stated that the enforceability of the Agreement is subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally.

          IT IS FURTHER OUR OPINION that the Indenture has been duly and lawfully authorized, executed, and delivered, that it is in full force and effect, that it is legal, valid, binding, and enforceable in accordance with its terms and conditions, and that it creates the valid pledge which it purports to create.

          THE ISSUER has reserved the right to amend the Indenture as provided therein and subject to the restrictions therein stated.

          THE BONDS ARE ADDITIONALLY SECURED by an irrevocable direct pay letter of credit (the "Letter of Credit") issued by ABN AMRO Bank N.V., a bank duly organized under the laws of The Netherlands (the "Bank"). Counsel to the Bank has rendered its opinion with respect to the validity and enforceability of the Letter of Credit, as to which we render no opinion.

          THE OPINIONS HEREINABOVE expressed are qualified to the extent that the obligations of the Company, the Trustee, and the Issuer, and the enforceability thereof, with respect to the Bonds, the Agreement, the Bond Resolution, and the Indenture are subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally.

          IN OUR OPINION, except as discussed below, the interest on the Bonds will be excludable from the gross income of the owners of the Bonds for federal income tax purposes under the statutes, regulations, published rulings, and court decisions existing on the date of this opinion. The exceptions are as follows:

              (1) interest on the Bonds will be includable in the gross income of the owner thereof during any period that such Bonds are owned by either a "substantial user" of the facilities financed with the proceeds of the Bonds or a "related person" of such user, as provided in section 103(b)(13) of the Internal Revenue Code of 1954, as amended;

              (2) interest on the Bonds will be included in a corporation's alternative minimum taxable income for purposes of determining the alternative minimum tax and the environmental tax imposed on corporations by sections 55 and 59A of the Internal Revenue Code of 1986, as amended (the "Code");

              (3) interest on the Bonds will be subject to the branch profits tax imposed on foreign corporations by section 884 of the Code; and

              (4) interest on the Bonds will be subject to the tax imposed by section 1375 of the Code on the excess net passive income of certain S corporations that have Subchapter C earnings and profits.

          Section 57(a)(5) of the Code includes as an individual and corporate alternative minimum tax preference item, the interest on certain "private activity bonds," other than bonds issued after August 7, 1986, to currently refund such bonds. In our opinion, the interest on the Bonds is not an alternative minimum tax preference item under such section.

          IN EXPRESSING THIS OPINION as to the exclusion from gross income of interest, we have (a) relied upon information furnished by the Company, and particularly written representations of officers of the Company with respect to certain material facts which are solely within their knowledge, relating to the Facilities, as defined in the Agreement, and the use of the proceeds of the Bonds and the prior bonds, and (b) assumed continuing compliance with covenants of the Company, the Issuer and the Trustee with respect to certain matters, including arbitrage and the application of Bond proceeds. Failure to comply with certain of these representations and covenants may cause interest on the Bonds to become includable in gross income retroactively to the date of their issuance.

          EXCEPT AS STATED ABOVE, we express no opinion as to any other federal, state or local tax consequences of acquiring, carrying, owning or disposing of the Bonds. In particular, but not by way of limitation, we express no opinion with respect to the federal, state or local tax consequences arising from the enactment of any pending or future legislation.


                           Respectfully,